AMENDED AND RESTATED CREDIT AGREEMENT

                                 by and between


                           PILGRIM AMERICA GROUP, INC.


                                       and


                         FIRST BANK NATIONAL ASSOCIATION




                            dated as of July 31, 1996

                                TABLE OF CONTENTS

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS .......................................................    1
      Section 1.1  Defined Terms .......................................................    1
      Section 1.2  Accounting Terms and Calculations ...................................   15
      Section 1.3  Computation of Time Periods .........................................   15
      Section 1.4  Other Definitional Terms ............................................   16

ARTICLE II

TERMS OF THE CREDIT FACILITIES

Part A -- Terms of Lending .............................................................   16
      Section 2.1   Lending Commitments ................................................   16
      Section 2.2   Procedure for Loans ................................................   17
      Section 2.3   Notes ..............................................................   18
      Section 2.4   Conversions and Continuations ......................................   18
      Section 2.5   Interest Rates, Default Interest and Payments ......................   19
      Section 2.6   Repayment ..........................................................   20
      Section 2.7   Optional Prepayments ...............................................   20
      Section 2.8   Letters of Credit ..................................................   21
      Section 2.9   Procedures for Letters of Credit ...................................   21
      Section 2.10  Terms of Letters of Credit .........................................   21
      Section 2.11  Agreement to Repay Letter of Credit Drawings .......................   21
      Section 2.12  Obligations Absolute ...............................................   22
      Section 2.13  Increased Cost for Letters of Credit ...............................   23
      Section 2.14  Optional Reduction of Commitment Amount or Termination of Commitment   23
      Section 2.15  Loans to Cover Unpaid Drawings .....................................   24
      Section 2.16  Fees ...............................................................   24
      Section 2.17  Computation ........................................................   24
      Section 2.18  Payments ...........................................................   24
      Section 2.19  Use of Loan Proceeds ...............................................   25
      Section 2.20  Interest Rate Not Ascertainable, Etc ...............................   25
      Section 2.21  Increased Cost .....................................................   26
      Section 2.22  Illegality .........................................................   27
      Section 2.23  Increased Capital Requirements .....................................   27
      Section 2.24  Funding Losses; CD Rate Advances and Eurodollar Rate Advances ......   28
      Section 2.25  Discretion of Bank as to Manner of Funding .........................   28

                                       i
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
ARTICLE III

CONDITIONS PRECEDENT ...................................................................   29
      Section 3.1   Conditions Precedent to Term Loan ..................................   29
      Section 3.3   Conditions Precedent to all Loans ..................................   31

ARTICLE IV

REPRESENTATIONS AND WARRANTIES .........................................................   32
      Section 4.1   Organization, Standing, Etc ........................................   32
      Section 4.2   Authorization and Validity .........................................   33
      Section 4.3   No Conflict; No Default ............................................   33
      Section 4.4   Government Consent .................................................   33
      Section 4.5   Financial Statements and Condition .................................   34
      Section 4.6   Litigation .........................................................   34
      Section 4.7   ERISA ..............................................................   34
      Section 4.8   Federal Reserve Regulations ........................................   34
      Section 4.9   Title to Property; Leases; Liens; Subordination ....................   35
      Section 4.10  Taxes ..............................................................   35
      Section 4.11  Trademarks, Patents ................................................   35
      Section 4.12  Burdensome Restrictions ............................................   35
      Section 4.13  Force Majeure ......................................................   35
      Section 4.14  Investment Company Act .............................................   36
      Section 4.15  Public Utility Holding Company Act .................................   36
      Section 4.16  Retirement Benefits ................................................   36
      Section 4.17  Subsidiaries .......................................................   36
      Section 4.18  Fund Agreements ....................................................   36
      Section 4.19  Full Disclosure ....................................................   36

ARTICLE V

AFFIRMATIVE COVENANTS ..................................................................   37
      Section 5.1   Financial Statements and Reports ...................................   37
      Section 5.2   Corporate Existence ................................................   39
      Section 5.3   Insurance ..........................................................   39
      Section 5.4   Payment of Taxes and Claims ........................................   40
      Section 5.5   Inspection .........................................................   40
      Section 5.6   Maintenance of Properties ..........................................   40
      Section 5.7   Books and Records ..................................................   40
      Section 5.8   Compliance .........................................................   40
      Section 5.9   Notice of Litigation ...............................................   41
      Section 5.10  ERISA ..............................................................   41
      Section 5.11  Fund Agreements ....................................................   41
      Section 5.12  Advisory Subsidiaries ..............................................   41
      Section 5.13  Pledge of Stock of Advisory Subsidiaries ...........................   43

                                       ii
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
      Section 5.14  Further Assurances ................................................   43

ARTICLE VI

NEGATIVE COVENANTS ....................................................................   44
      Section 6.1   Merger ............................................................   44
      Section 6.2   Disposition of Assets .............................................   44
      Section 6.3   Plans .............................................................   45
      Section 6.4   Change in Nature of Business ......................................   45
      Section 6.5   Subsidiaries ......................................................   45
      Section 6.6   Negative Pledges; Subsidiary Restrictions .........................   45
      Section 6.7   Restricted Payments ...............................................   45
      Section 6.8   Transactions with Affiliates ......................................   46
      Section 6.9   Accounting Changes ................................................   46
      Section 6.10  Capital Expenditures ..............................................   46
      Section 6.11  Investments .......................................................   46
      Section 6.12  Indebtedness ......................................................   47
      Section 6.13  Liens .............................................................   47
      Section 6.14  Contingent Obligations ............................................   49
      Section 6.15  Net Worth .........................................................   49
      Section 6.16  Leverage Ratio ....................................................   49
      Section 6.17  Funded Debt Leverage Ratio ........................................   49
      Section 6.18  Fixed Charge Coverage Ratio .......................................   49
      Section 6.19  Minimum Fund Balances .............................................   49
      Section 6.20  EBITDA ............................................................   49
      Section 6.21  Loan Proceeds .....................................................   50

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES ........................................................   50
      Section 7.1   Events of Default .................................................   50
      Section 7.2   Remedies ..........................................................   53
      Section 7.3   Offset ............................................................   53

ARTICLE VIII

MISCELLANEOUS .........................................................................   54
      Section 8.1   Modifications .....................................................   54
      Section 8.2   Expenses; Amendment or Waiver Fee .................................   54
      Section 8.3   Waivers, etc ......................................................   54
      Section 8.4   Notices ...........................................................   54
      Section 8.5   Taxes .............................................................   55
      Section 8.6   Successors and Assigns; Disposition of Loans; Transferees..........   55
      Section 8.7   Confidentiality of Information ....................................   56
                                      iii

      Section 8.8   Governing Law and Construction ....................................   56
      Section 8.9   Consent to Jurisdiction ...........................................   56
      Section 8.10  Waiver of Jury Trial ..............................................   57
      Section 8.11  Survival of Agreement .............................................   57
      Section 8.12  Indemnification ...................................................   57
      Section 8.13  Captions ..........................................................   58
      Section 8.14  Entire Agreement ..................................................   58
      Section 8.15  Counterparts ......................................................   58
      Section 8.16  Borrower Acknowledgements .........................................   58

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                  THIS AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement"), dated as of July 31, 1996 is by and between PILGRIM AMERICA GROUP, INC., a Delaware corporation (the "Borrower"), and FIRST BANK NATIONAL ASSOCIATION, a national banking association (the "Bank").

                  WHEREAS, the Borrower and the Bank are the parties to that certain Credit Agreement dated as of April 28, 1995, as amended by that certain First Amendment to Credit Agreement dated as of May 31, 1995, that certain Second Amendment to Credit Agreement dated as of August 28, 1995, that certain Third Amendment to Credit Agreement dated April 19, 1996 and that certain Fourth Amendment to Credit Agreement dated as of June 21, 1996 (as so amended, the "Existing Credit Agreement"); and

                  WHEREAS, the Borrower and the Bank desire to further amend and restate the Existing Credit Agreement in its entirety.

                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                    ---------

                        DEFINITIONS AND ACCOUNTING TERMS
                        --------------------------------

                  Section 1.1 Defined Terms. As used in this Agreement the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

                  "Adjusted CD Rate": With respect to each Interest Period applicable to a CD Rate Advance, the sum (rounded upward, if necessary, to the next one hundredth of one percent) of (a) the rate per annum obtained by dividing (i) the CD Rate as of the first day of the Interest Period, by (ii)
1.00 minus the Domestic Reserve Percentage, plus (b) the annual rate most recently estimated by the Bank as the then current net annual assessment rate payable by the Bank to the Federal Deposit Insurance Corporation (or any successor) for insuring time deposits made in Dollars at the Bank's domestic offices, plus (c) the cost (converted to an equivalent rate per annum) of customary brokerage fees incurred by the Bank in obtaining funds by the sale of its negotiable certificates of deposit.

                  "Adjusted Fixed Eurodollar Rate": With respect to each Interest Period applicable to a Fixed Eurodollar Rate Advance, the rate (rounded upward, if necessary, to the next one hundredth of one percent) determined by dividing the Eurodollar Rate as of the first day of such Interest Period by 1.00 minus the Eurodollar Reserve Percentage.

                  "Adjusted Floating Eurodollar Rate": On any date of determination, the rate (rounded upward, if necessary, to the next one-hundredth of one percent) determined by dividing the Eurodollar Rate on such date by 1.00 minus the Eurodollar Reserve Percentage.

                  "Advance": Any portion of the outstanding Loans as to which the Borrower has elected one of the available interest rate options and, if applicable, an Interest Period. An Advance may be a Fixed Eurodollar Rate Advance, a Floating Eurodollar Rate Advance, a CD Rate Advance or a Reference Rate Advance.

                  "Advisory Contracts": Contracts of the type described in 15 U.S.C. ss. 80a-15(a).

                  "Advisory Fund": Any Fund for which an Advisory Subsidiary acts as investment adviser and is entitled to receive fees out of the assets of such Fund, pursuant to an Advisory Contract.

                  "Advisory Subsidiary": PAII and any other Subsidiary of the Borrower that acts as investment adviser for any Advisory Fund and, as such, is party to Advisory Contracts.

                  "Affiliate": When used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person which beneficially owns or holds, directly or indirectly, twenty-five percent or more of any class of voting stock of the Person referred to (or if the Person referred to is not a corporation, twenty-five percent or more of the equity interest), (c) each Person, twenty-five percent of more of the voting stock (or if such Person is not a corporation, twenty-five percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. The term control (including the terms "controlled by" and "under common control with") means the possession, directly, of the power to direct or cause the direction of the management and policies of the Person in question.

                  "Applicable Margin": With respect to each Reference Rate Advance, 0.50%. With respect to each CD Rate Advance or Eurodollar Rate Advance
(i) from the Closing Date until July 31, 1997, 1.50%; and (ii) from and after August 1, 1997, the

Applicable Margin set forth in the table below as in effect on any date of determination for a Floating Eurodollar Advance and on the first day of each Interest Period for such CD Rate Advance or Fixed Eurodollar Rate Advance for such Interest Period, in each case determined based on the Fixed Charge Coverage Ratio calculated as of the end of the Measurement Period ended on the last day of the most recently completed fiscal quarter for which the Borrower has furnished the financial statements and reports required under Section 5.1(c) (adjustments to the Applicable Margin to become effective on the first day of the first month after the date the Borrower is required to deliver its financial statements for such quarterly period under Section 5.1(c)).

                  Fixed Charge                               Fixed and Floating
                  Coverage Ratio            CD Rate          Eurodollar
                  (in each case, to 1.00)   Advances         Rate Advances
                   ---------------------    --------         -------------

                  3.00 or greater              1.25%           1.25%
                  2.50 to 2.99                 1.50%           1.50%
                  Less than 2.50               1.75%           1.75%

Notwithstanding the foregoing, if the Borrower has not furnished the financial statements and reports required under Section 5.1(c) for the last month of any fiscal quarter by the first day of the first month after such financial statements and reports were required to be delivered, the Applicable Margin shall be calculated as if the Fixed Charge Coverage Ratio as of the end of the Measurement Period ended on the last day of the most recently completed fiscal quarter was less than 2.50 to 1.00 for the period from the first day of the first month after such financial statements and reports were required to be delivered until the first day of the month following the month in which such financial statements and reports are delivered.

                  "B Share Fund": Any Fund for which PASI acts as principal distributor and in which B Shares will be sold.

                  "B Shares": In respect of any B Share Fund, any shares of such Fund not subject to any Conversion Feature which are sold pursuant to a distribution plan adopted under the Investment Company Act, and with respect to which a Contingent Deferred Sales Charge on terms no less favorable than those set forth on Schedule 1.1(a) is payable to PASI.

                  "Board": The Board of Governors of the Federal Reserve System or any successor thereto.

                  "Business Day": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open in Minneapolis, Minnesota.

                  "Capital Expenditures": For any period, the sum of all amounts that would, in accordance with GAAP, be included as additions to property, plant and equipment on a consolidated statement of cash flow for the Borrower during such period.

                  "Capitalized Lease": A lease of (or other agreement conveying the right to use) real or personal property with respect to which at least a portion of the rent or other amounts thereon constitute Capitalized Lease Obligations.

                  "Capitalized Lease Obligations": As to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

                  "Cash Balances": As of any date of determination, on a consolidated basis, cash balances as reflected on the books of the Borrower and its Subsidiaries, giving effect to any checks drawn on any accounts.

                  "Cash Equivalents": Investments of the Borrower of the type described in Sections 6.11(c), (d), (e) and (f).

                  "CD Rate": With respect to any CD Rate Advance for any Interest Period applicable thereto, the rate of interest determined by the Bank for the relevant Interest Period to be the average (rounded upward, if necessary, to the next 1/100th of 1%) of the rates quoted to the Bank at approximately 8:00 a.m., Minneapolis time (or as soon thereafter as practicable), or at the option of the Bank at approximately the time of the request for a CD Rate Advance if such request is made later than 8:00 a.m., Minneapolis time, in each case on the first day of the applicable Interest Period by certificate of deposit dealers selected by the Bank, in its sole discretion, for the purchase from the Bank, at face value, of certificates of deposit issued by the Bank in an amount and maturity comparable to the amount and maturity of the requested CD Rate Advance, or at the option of the Bank determined for such amount and maturity based on published composite quotations of certificate of deposit rates selected by the Bank.

                  "CD Rate Advance": An Advance with respect to which the interest rate is determined by reference to the Adjusted CD Rate.

                  "Change of Control": The occurrence, after the Closing Date, of any of the following circumstances: (a) EAHC not owning, directly or indirectly, all equity securities of the Borrower; or (b) the Borrower not owning, directly or indirectly, all equity securities of any Subsidiary that has executed and delivered a Security Agreement; or (c) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
1934), directly or indirectly, of securities of EAHC (or other securities convertible into such securities) representing twenty-five percent or more of the combined voting power of all securities of EAHC entitled to vote in the election of directors; or (d) during any period of up to twelve consecutive months, whether commencing before or after the Closing Date, individuals who at the beginning of such twelve-month period were directors of the Borrower or EAHC ceasing for any reason to constitute a majority of the Board of Directors of the Borrower or EAHC, respectively (other than by reason of death, disability or scheduled retirement).

                  "Closing Date": The Business Day on which all the conditions precedent to the obligation of the Bank to make the initial Revolving Loan, as set forth in Article III, have been satisfied.

                  "Closing Fee": As defined in Section 2.16(a).

                  "Code": The Internal Revenue Code of 1986, as amended.

                  "Commitment": The obligation of the Bank to make Revolving Loans to the Borrower in an aggregate principal amount outstanding at any time not to exceed the Commitment Amount, and on the Transformation Date to convert the outstanding principal balance thereof to a Term Loan, upon the terms and subject to the conditions and limitations of this Agreement.

                  "Commitment Amount": $15,000,000, as the same may be reduced pursuant to Section 2.14.

                  "Commitment Fees":  As defined in Section 2.16(b).

                  "Contingent Deferred Sales Charge": With respect to any Fund, the contingent deferred sales charges payable, either directly or by withholding from the proceeds of the redemption of the shares of such Fund, by the shareholders of such Fund on any redemption of shares of such Fund in accordance with the Prospectus relating to such Fund and the Rules of Fair Practice.

                  "Contingent Obligation": With respect to any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor" ) in any manner, whether directly or otherwise; provided, that the term "Contingent Obligation" shall not
                                     - 5 --
include endorsements for collection or deposit, in each case in the ordinary course of business.

                  "Conversion Feature": With respect to any share of any Fund, a mandatory or elective provision (including, without limitation, a provision which permits or requires such share to be converted into a share of a different class) which may result in a reduction or termination of any Contingent Deferred Sales Charge owing from such Fund or the shareholder to PASI, except to the extent such reduction or termination arises from the exchange of such share for shares of another Fund with respect to which such Contingent Deferred Sales Charge will be owing.

                  "Default": Any event which, with the giving of notice (whether such notice is required under Section 7.1, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

                  "Domestic Reserve Percentage": As of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Bank, in respect of new non-personal time deposits in dollars having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The rate of interest applicable to any outstanding CD Rate Advance shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

                  "EAHC": Express America Holdings Corporation, a Delaware corporation.

                  "EBITDA": For any period of determination, the consolidated net income of the Borrower before deductions for income taxes, interest expense, depreciation and amortization, all as determined in accordance with GAAP.

                  "EBITDA  Margin":   For  any  Measurement  Period,  the  ratio
(expressed as a percentage) (a) EBITDA bears to (b) the total revenue of the Borrower and its Subsidiaries on a consolidated basis.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate": Any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

                  "Eurodollar Business Day": A Business Day which is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

                  "Eurodollar Rate": With respect to each Eurodollar Rate Advance on any date of determination, the average offered rate for deposits in United States dollars (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on such date, for 30 days, in the case of a Floating Eurodollar Advance or the number of days in the Interest Period in the case of a Fixed Eurodollar Rate Advance, which appears on the Reuters Screen LIBO page as of 11:00 a.m., London time (or such other time as of which such rate appears) two Eurodollar Business Days prior to such date, or the rate for such deposits determined by the Bank at such time based on such other published service of general application as shall be selected by the Bank for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Bank may determine the rate based on rates at which United States dollar deposits are offered to the Bank in the interbank Eurodollar market at such time for delivery in Immediately Available Funds on such date in an amount approximately equal to the Advance by the Bank to which such Interest Period is to apply (rounded upward, if necessary, to the nearest 1/16 of 1%). "Reuters Screen LIBO page" means the display designated as page "LIBO" on the Reuters Monitor Money Rate Screen (or such other page as may replace the LIBO page on such service for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits).

                  "Eurodollar Rate Advance": A Fixed Eurodollar Rate Advance or a Floating Eurodollar Rate Advance.

                  "Eurodollar Reserve Percentage": As of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Bank, in respect of "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board. The rate of interest applicable to any outstanding Eurodollar Rate Advances shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default": Any event described in Section 7.1.

                  "Exchange Act": The Securities Exchange Act of 1934, as amended.

                  "Fixed Charge Coverage Ratio": For any Measurement Period, the ratio that (a) EBITDA for such Measurement Period bears to (b) the sum of interest expense for such Measurement Period plus aggregate scheduled payments on Indebtedness for the 12 fiscal months immediately following the last day of such Measurement Period, determined on a consolidated basis for the Borrower and its Subsidiaries.

                  "Fixed Eurodollar Rate Advance": An Advance with respect to which the interest rate is determined by reference to the Adjusted Fixed Eurodollar Rate.

                  "Fixed Rate Advance": A CD Rate Advance or a Fixed Eurodollar Rate Advance.

                  "Floating Eurodollar Rate Advance": An Advance with respect to which the interest rate is determined by reference to the Adjusted Floating Eurodollar Rate.

                  "Fund":   Each  open-end  or  close-end   investment   company
registered under the Investment Company Act, or separate series of shares of any such company representing interests in a separate pool of Investments.

                  "Fund Agreements": All investment advisory agreements, distribution agreements and other agreements under which the Borrower or any Subsidiary is entitled to compensation (including, without limitation, Contingent Deferred Sales Charges) for services rendered to any Fund.

                  "Funded Debt":  At the time of any  determination,  the sum of
(a) that portion of Total Indebtedness with a final maturity in excess of one year after such time of determination (including any current portion thereof), plus (b) any Indebtedness of the Borrower or any Subsidiary excluded in calculating Total Indebtedness and having a final maturity in excess of one year after such time of determination (including the current portion thereof).

                  "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

                  "Guaranty": The guaranty of EAHC and PAII, both dated April 28, 1995 (as the same may be amended, modified, supplemented or restated) and any acknowledgments or affirmations thereof, or a guaranty of any Advisory Subsidiary in the form of Exhibit B.

                  "Holding Account": A deposit account belonging to the Bank into which the Borrower may be required to make deposits pursuant to the provisions of this Agreement, such account to be under the sole dominion and control of the Bank and not subject to withdrawal by the Borrower, with any amounts therein to be held for application toward payment of any outstanding Letters of Credit when drawn upon.

                  "Immediately Available Funds": Funds with good value on the day and in the city in which payment is received.

                  "Indebtedness": With respect to any Person at the time of any determination, without duplication, all obligations, contingent or otherwise, of such Person which in accordance with GAAP should be classified upon the balance sheet of such Person as liabilities, but in any event including: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Capitalized Lease Obligations of such Person, (h) all obligations of such Person in respect of interest rate protection agreements, (i) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers' acceptances, (j) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, and (k) all Contingent Obligations of such Person.

                  "Interest Period": With respect to each Fixed Eurodollar Rate Advance, the period commencing on the date of such Advance or on the last day of the immediately preceding Interest Period, if any, applicable to an outstanding Advance and ending one, two, three or six months thereafter, and with respect to such CD Rate Advance, the period commencing on the date of such Advance or on the last day of the immediately preceding Interest Period, if any, applicable to an outstanding Advance and ending twelve or twenty-four months thereafter, as the Borrower may elect in the applicable notice of borrowing, continuation or conversion; provided that:

                           (a) Any Interest Period applicable to a CD Rate Advance that would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day;

                           (b) Any Interest Period applicable to a Fixed Eurodollar Rate Advance that would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

                           (c) Any Interest Period applicable to a Fixed Eurodollar Rate Advance that begins on the last Eurodollar Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month;

                           (d) No Interest Period with respect to the Revolving Loans shall end after the Transformation Date; and

                           (e) Interest Periods shall be selected so that the scheduled principal payments on the Term Loan can be made without having to pay a Fixed Rate Advance prior to the last day of the Interest Period applicable thereto.

                  "Investment": The acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other debt or equity securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                  "Investment Advisers Act": The Investment Advisers Act of 1940, as amended.

                  "Investment Company Act": The Investment Company Act of 1940, as amended.

                  "Letter of Credit": An irrevocable letter of credit issued by the Bank pursuant to this Agreement for the account of the Borrower.

                  "Letter of Credit Fee": As defined in Section 2.16(c).

                  "Letter of Credit Usage": As of any date, the sum of (a) the amount of all Unpaid Drawings plus (b) the amount available to be drawn under all outstanding Letters of Credit.

                  "Leverage Ratio": At the time of any determination, the ratio of (a) Total Indebtedness to (b) Net Worth.

                  "Lien": With respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under any Capitalized Lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

                  "Loan":  A Revolving Loan or the Term Loan.

                  "Loan Documents": This Agreement, the Note, the Security Documents and the Guaranties.

                  "Maturity Date": The earlier of (a) the sixteenth Quarterly Payment Date occurring after the Transformation Date and (b) the date on which the Obligations become due and payable pursuant to Section 7.2 hereof.

                  "Measurement Period": The twelve consecutive months or four consecutive fiscal quarters, as applicable, ending on the last day of any month or fiscal quarter.

                  "Multiemployer Plan": A multiemployer plan, as such term is defined in Section 4001 (a) (3) of ERISA, which is maintained (on the Closing Date, within the five years preceding the Closing Date, or at any time after the Closing Date) for employees of the Borrower or any ERISA Affiliate.

                  "NASD": The National Association of Securities Dealers, Inc., and any successor thereto or to the functions thereof.

                  "NationsBanc":   NationsBanc  Mortgage  Corporation,  a  Texas
corporation.

                  "Net Asset Value": With respect to any Fund, as of the date of any determination, the net asset value of such Fund computed in the manner net asset value was computed for purposes of its reports to the shareholders of such Funds.

                  "Net Worth": As of any date of determination, with respect to any Person, the sum of the amounts set forth on a consolidated balance sheet of such Person as the sum of the common stock, preferred stock, additional paid-in capital and retained earnings of such Person, but excluding any amounts attributable to receivables, notes or other obligations owed by Affiliates of such Person that are not otherwise eliminated in determining consolidated net worth.

                  "Note": A promissory note of the Borrower in the form of Exhibit A.

                  "Obligations": The Borrower's obligations in respect of the due and punctual payment of principal and interest on the Note when and as due, whether by acceleration or otherwise and all fees (including Commitment Fees), expenses, indemnities, reimbursements and other obligations of the Borrower under this Agreement or any other Loan Document, in all cases whether now existing or hereafter arising or incurred.

                  "PAII":   Pilgrim  America   Investments,   Inc.,  a  Delaware
corporation.

                  "PASI":   Pilgrim   America   Securities,   Inc.,  a  Delaware
corporation.

                  "PBGC": The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

                  "Person": Any natural person, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

                  "Plan": Each employee benefit plan (whether in existence on the Closing Date or thereafter instituted), as such term is defined in Section 3 of ERISA, maintained for the benefit of employees, officers or directors of the Borrower or of any ERISA Affiliate.

                  "Pledge Agreements": The Pledge Agreement of EAHC and the Pledge Agreement of the Borrower, both dated as of April 28, 1995, as the same may be supplemented, amended or otherwise modified and in effect from time to time.

                  "Prohibited Transaction": The respective meanings assigned to such term in Section 4975 of the Code and Section 406 of ERISA.

                  "Prospectus": With respect to any Fund, the prospectus and related statement of additional information filed with the SEC under the Securities Act in respect of the shares of such Fund, as the same may be amended or supplemented from time to time.

                  "Quarterly Payment Date": The last Business Day of each of March, June, September and December.

                  "Reference Rate": The rate of interest from time to time publicly announced by the Bank as its "reference rate." The Bank may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate hereunder or under any other Loan Document which is based on the Reference Rate, such interest rate shall change as and when the Reference Rate shall change.

                  "Reference Rate Advance": An Advance with respect to which the interest rate is determined by reference to the Reference Rate.

                  "Regulatory Change": Any change after the Closing Date in federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Bank under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Reportable Event": A reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any waiver in accordance with Section 412(d) of the Code.

                  "Restricted Payments": With respect to the Borrower, collectively, all dividends or other distributions of any nature (cash, securities other than common stock of the Borrower, assets or otherwise), and all payments on any class of equity securities (including warrants, options or rights therefor) issued by the Borrower, whether such securities are authorized or outstanding on the Closing Date or at any time thereafter and any redemption or purchase of, or distribution in respect of, any of the foregoing, whether directly or indirectly.

                  "Revolving Loan":  As defined in Section 2.1(a).

                  "Revolving Loan Date": The date of the making of any Revolving Loans hereunder.

                  "Revolving Loan Period" The period from the Closing Date to and including the day preceding the Transformation Date, and if there is no Transformation Date, from the Closing Date to and including the date on which the Note is paid in full and the Commitment has expired or been terminated.

                  "Rules of Fair Practice": The Rules of Fair Practice of the NASD, as amended, and the rules, regulations and interpretations of the NASD in respect thereto.

                  "SEC":  The  Securities  and  Exchange  Commission,   and  any
successor thereto or to the functions thereof.

                  "Securities Act": The Securities Act of 1933, as amended.

                  "Security Agreements": The Security Agreements of the Borrower, PAII and PASI, all dated as of April 28, 1995; any Security Agreement of an Advisory Subsidiary in the form of Exhibit C; and any Security Agreement of any other Subsidiary in the form of Exhibit D entered into thereafter, in each case as the same may be supplemented, amended or otherwise modified and in effect from time to time.

                  "Security Documents": The Security Agreements, the Pledge Agreements, the Trademark Assignment and all other agreements, documents and instruments delivered hereto or thereto or in connection herewith or therewith creating, perfecting or otherwise providing for any Lien to secure the Obligations, in each case as amended, supplemented, restated or otherwise modified and in effect from time to time.

                  "Selling Agent": Each Person which acts as any Subsidiary's direct or indirect distributor, underwriter, broker, dealer or agent for the shares of any Fund.

                  "SIPA": The Securities Investor Protection Act of 1970, as amended.

                  "SIPC":  The  Securities  Investor   Corporation   established
pursuant to SIPA, or any successor thereto or to the functions thereof.

                  "Solvency Certificate": A certificate of the chief financial officer of the Borrower substantially in the form of Exhibit L.

                  "Subsidiary": With respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power for the election of a majority of the board of directors or other Persons performing similar functions are owned by such Person either directly or through one or more Subsidiaries.

                  "Term Loan": As defined in Section 2.1.

                  "Termination Date": The earliest of (a) the Transformation Date, (b) the date on which the Commitment is terminated pursuant to Section 7.2 or (c) the date on which the Commitment is terminated pursuant to Section 2.14.

                  "Term Loan Period": The period from the Transformation Date to and including the Maturity Date.

                  "Total Indebtedness": At the time of any determination, the amount, on a consolidated basis, of all obligations, liabilities and indebtedness of the Borrower and its Subsidiaries as determined in accordance with GAAP.

                  "Total Outstandings": As of any date of determination, the sum of (a) the aggregate unpaid principal balance of Loans outstanding on such date,
(b) the Letter of Credit Usage on such date.

                  "Trademark   Assignment":   The   Collateral   Assignment   of
Trademarks of the Borrower dated as of April 28, 1995, as the same may be supplemented, amended, or otherwise modified and in effect from time to time.

                  "Transformation Date": July 31, 1997.

                  "Unpaid Drawing": As defined in Section 2.11.

                  "Unused Commitment": As of any date of determination, the amount by which the Commitment Amount exceeds the Total Outstandings on such date.

                  Section 1.2 Accounting Terms and Calculations. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless the Borrower and the Bank agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

                  Section 1.3 Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding".

                  Section 1.4 Other Definitional Terms. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, Schedules and like references are to this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or".

                                   ARTICLE II
                                   ----------

                         TERMS OF THE CREDIT FACILITIES

                           Part A -- Terms of Lending
                           --------------------------

                  Section 2.1  Lending Commitments.

                           2.1(a) Revolving Credit. On the Closing Date, each "Loan" outstanding under the Existing Credit Agreement shall become a Revolving Loan hereunder, each "Reference Rate Advance," "Floating Eurodollar Rate Advance," Fixed Eurodollar Rate Advance" and "CD Rate Advance" outstanding under the Existing Credit Agreement shall become a Reference Rate Advance, a Floating Eurodollar Rate Advance, a Fixed Eurodollar Rate Advance or a CD Rate Advance, respectively, hereunder (and, with respect to Fixed Eurodollar Rate Advances and CD Rate Advances, the "Interest Periods" in effect under the Existing Credit Agreement shall remain in effect). On the terms and subject to the conditions hereof, the Bank agrees to make a revolving credit facility available as loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower on a revolving basis at any time and from time to time from the Closing Date to the Termination Date, during which period the Borrower may borrow, repay and reborrow in accordance with the provisions hereof, provided, that no Revolving Loan will be made in any amount which, after giving effect thereto, would cause the Total Outstandings to exceed the Commitment Amount. Revolving Loans may be obtained and maintained, at the election of the Borrower but subject to the limitations hereof, as Reference Rate Advances, Floating Eurodollar Rate Advances, Fixed Eurodollar Rate Advances or CD Rate Advances.

                           2.1(b) Conversion to Term Loan. On the Transformation Date, provided that no Default or Event of Default has occurred and is continuing, the aggregate outstanding principal balance on such date of the Revolving Loans shall be converted into a term loan (the "Term Loan") on the terms and subject to the conditions set forth herein. The Term Loan or portions thereof may be maintained, at the election of the Borrower but subject to the limitations hereof, as Reference Rate Advances, Floating Eurodollar Rate Advances, Fixed Eurodollar Rate Advances or CD Rate Advances.

                  Section 2.2  Procedure for Loans.

                           2.2(a)  Procedure for Revolving Loans. Any request by
         the Borrower for Revolving Loans hereunder shall be in writing or by telephone and must be given so as to be received by the Bank not later than 12:00 noon (Minneapolis time) two Eurodollar Business Days prior to the requested Revolving Loan Date if the Revolving Loans are requested as Eurodollar Rate Advances and not later than 12:00 noon (Minneapolis time) on the requested Revolving Loan Date if the Revolving Loans are requested as CD Rate Advances or Reference Rate Advances. Each request for Revolving Loans hereunder shall be irrevocable and shall be deemed a representation by the Borrower that on the requested Revolving Loan Date and after giving effect to the requested Revolving Loans, the applicable conditions specified in
         Article III have been and will be satisfied. Each request for Revolving Loans hereunder shall specify (i) the requested Revolving Loan Date,
         (ii) the aggregate amount of Revolving Loans to be made on such date, which shall be in a minimum amount of $100,000 or, if more, an integral multiple thereof, (iii) whether such Revolving Loans are to be funded as Reference Rate Advances, Floating Eurodollar Rate Advances, Fixed Eurodollar Rate Advances or CD Rate Advances and (iv) in the case of CD Rate Advances or Fixed Eurodollar Rate Advances, the duration of the initial Interest Period applicable thereto. The Bank may rely on any telephone request for Revolving Loans hereunder which it believes in good faith to be genuine; and the Borrower hereby waives the right to dispute the Bank's record of the terms of such telephone request. Unless the Bank determines that any applicable condition specified in
         Article III has not been satisfied, the Bank will make available to the Borrower at the Bank's principal office in Minneapolis, Minnesota in Immediately Available Funds not later than 3:00 p.m. (Minneapolis time) on the requested Revolving Loan Date the amount of the requested Revolving Loans.

                           2.2(b) Procedure for Conversion to Term Loan. Not later than 12:00 noon (Minneapolis time) two Eurodollar Business Days prior to the Transformation Date if the Borrower elects to maintain all or any portion of the Term Loan as Eurodollar Rate Advances, and not later than 12:00 noon (Minneapolis time) one Business Day prior to the Transformation Date if the Borrower elects to maintain all of the Term Loan as CD Rate Advances or Reference Rate Advances, the Borrower shall deliver to the Bank a written notice electing the type of Advances into which the Term Loan will be converted on the Transformation Date. Such notice shall specify (i) whether the Term Loan is to be funded as Floating Eurodollar Rate Advances, Fixed Eurodollar Rate Advances, CD Rate Advances or Reference Rate Advances, and (ii) in the case of CD Rate Advances or Fixed Eurodollar Rate Advances, the duration of the initial Interest Period applicable thereto.

                  Section 2.3 Notes. The Loans shall be evidenced by a single Note payable to the order of the Bank in a principal amount equal to the Commitment Amount originally in effect. The Bank shall enter in its ledgers and records the amount of each Loan, the various Advances made, converted or continued and the payments made thereon, and the Bank is authorized by the Borrower to enter on a schedule attached to its Note a record of such Loans, Advances and payments; provided, however that the failure by the Bank to make any such entry or any error in making such entry shall not limit or otherwise affect the obligation of the Borrower hereunder and on the Note, and, in all events, the principal amounts owing by the Borrower in respect of the Note shall be the aggregate amount of all Loans made by the Bank less all payments of principal thereof made by the Borrower.

                  Section 2.4 Conversions and Continuations. On the terms and subject to the limitations hereof, the Borrower shall have the option at any time and from time to time to convert all or any portion of the Advances into Reference Rate Advances, CD Rate Advances, Fixed Eurodollar Rate Advances or Floating Eurodollar Rate Advances, or to continue a Eurodollar Rate Advance or a CD Rate Advance as such; provided, however that (a) a Fixed Eurodollar Rate Advance or a CD Rate Advance may be converted or continued only on the last day of the Interest Period applicable thereto, and (b) no Advance may be converted to or continued as a Eurodollar Rate Advance or a CD Rate Advance if a Default or Event of Default has occurred and is continuing on the proposed date of continuation or conversion. Advances may be converted to, or continued as, Eurodollar Rate Advances and CD Rate Advances only in integral multiples of $100,000. The Borrower shall give the Bank written notice of any continuation or conversion of any Advances and such notice must be given so as to be received by the Bank not later than 12:00 noon (Minneapolis time) two Eurodollar Business Days prior to requested date of conversion or continuation in the case of the continuation of, or conversion to, Fixed Eurodollar Rate Advances and on the date of the requested conversion to Reference Rate Advances, Floating Eurodollar Rate Advances or CD Rate Advances. Each such notice shall specify (a) the amount to be continued or converted, (b) the date for the continuation or conversion (which must be (i) the last day of the preceding Interest Period for any continuation or conversion of Fixed Eurodollar Rate Advances or CD Rate Advances, and (ii) a Eurodollar Business Day in the case of continuations as or conversion to Fixed Eurodollar Rate Advances and a Business Day in the case of conversions to Reference Rate Advances, Floating Eurodollar Rate Advances or CD Rate Advances), and (c) in the case of conversions to or continuations as Fixed Eurodollar Rate Advances or CD Rate Advance, the Interest Period applicable thereto. Any notice given by the Borrower under this Section shall be irrevocable. If the Borrower shall fail to notify the Bank of the continuation of any Fixed Eurodollar Rate Advances or CD Rate Advances within the time required by this Section, such Advances shall, on the last day of the Interest Period applicable thereto, automatically be converted into Reference Rate Advances of the same principal amount.

                  Section 2.5 Interest Rates, Default Interest and Payments. Interest shall accrue and be payable on the Advances as follows:

                           (a) Each Fixed Eurodollar Rate Advance shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of (i) the Adjusted Fixed Eurodollar Rate for such Interest Period, plus (ii) the Applicable Margin.

                           (b) Each Floating Eurodollar Rate Advance shall bear interest on the unpaid principal amount thereof at a floating rate per annum equal to the sum of (A) the Adjusted Floating Eurodollar Rate, plus (B) the Applicable Margin.

                           (c) Each Reference Rate Advance shall bear interest on the unpaid principal amount thereof at a floating rate per annum equal to the sum of (A) the Reference Rate, plus (B) the Applicable Margin.

                           (d) Each CD Rate Advance shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of (i) the Adjusted CD Rate for such Interest Period, plus (ii) the Applicable Margin.

                           (e) Any Advance not paid when due, whether at the date scheduled therefor or earlier upon acceleration, shall bear interest until paid in full (A) during the balance of any Interest Period applicable to any Fixed Eurodollar Rate Advance, at a rate per annum equal to the sum of the rate applicable to such Advance during such Interest Period plus 2.0%, and (B) otherwise, at a rate per annum equal to the sum of (1) the Reference Rate, plus (2) the Applicable Margin for Reference Rate Advances, plus (3) 2.0%.

                           (f) Interest shall be payable (A) with respect to each Fixed Rate Advance, on the last day of the Interest Period applicable thereto and on each day that would have been the last day of the Interest Period for such Advance had successive Interest Periods of three months duration been applicable to such Advance; (B) with respect to each Reference Rate Advance and Floating Eurodollar Rate Advance, in arrears on the Quarterly Payment

         Date; and (C) with respect to any Loan, on the date such Loan becomes due and payable in full; provided that interest under Section 2.5 (e) shall be payable on demand.

                           (g) Interest accrued under the Existing Credit Agreement through the Closing Date shall be payable on the date provided for herein for the type of Advance into which each Advance outstanding thereunder is converted pursuant to Section 2.1(a).

                  Section 2.6 Repayment. The unpaid principal balance of the Note, together with all accrued and unpaid interest thereon, shall be due and payable on the Maturity Date. If a Letter of Credit is outstanding on the Maturity Date, the Borrower shall deposit into the Holding Account an amount sufficient to cause the amount deposited in the Holding Account to equal the undrawn face amount of such outstanding Letter of Credit. At any time after such deposit is made and all outstanding Obligations, other than Obligations with respect to such outstanding Letters of Credit, have been paid in full, if such outstanding Letter of Credit expires or is reduced without the full amount thereof having been drawn, the Bank shall withdraw from the Holding Account and deliver to the Borrower an amount equal to the amount by which the amount on deposit in the Holding Account exceeds the aggregate undrawn face amount of outstanding Letters of Credit (after giving effect to such expiration or reduction). In addition, the outstanding principal balance of the Term Loan on the Transformation Date shall be payable in sixteen quarterly installments, each in an amount equal to one-sixteenth of the Total Outstandings as of the Transformation Date, on each subsequent Quarterly Payment Date beginning with the first Quarterly Payment Date after the Transformation Date.

                  Section 2.7 Optional Prepayments. The Borrower may prepay Reference Rate Advances, in whole or in part, at any time, without premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment shall be in an aggregate amount for all the Banks of $100,000 or an integral multiple thereof. Except upon an acceleration following an Event of Default or upon termination of the Commitment, the Borrower may pay Fixed Rate Advances only on the last day of the Interest Period applicable thereto. Amounts paid (unless following an acceleration or upon termination of the Commitment) or prepaid under this
Section 2.7 during the Revolving Period may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement. Amounts paid or prepaid on the Term Loan under this Section 2.7 shall be applied to the installments due on the Term Loan in the inverse order of their maturities.

                Part B -- Terms of the Letter of Credit Facility
                ------------------------------------------------

                  Section 2.8 Letters of Credit. Upon the terms and subject to the conditions of this Agreement, the Bank agrees to (a) issue Letters of Credit for the account of the Borrower from time to time during the Revolving Loan Period in such amounts as the Borrower shall request, and (b) renew existing Letters of Credit during the Term Loan Period, in each case in an amount not exceeding the lesser of (i) the amount of the Letter of Credit being renewed, and (ii) the amount of the Total Outstandings on the date of such renewal minus the amount of scheduled payments under Section 2.6 during the term of the renewal Letter of Credit; provided that no Letter of Credit will be issued in any amount which, after giving effect to such issuance, would cause (A) Total Outstandings to exceed the Commitment Amount, or (B) the Letter of Credit Usage to exceed $4,500,000.

                  Section 2.9 Procedures for Letters of Credit. Each request for a Letter of Credit shall be made by the Borrower in writing, by telex, facsimile transmission or electronic conveyance received by the Bank by 2:00 p.m., Minneapolis time, on a Business Day which is not less than one Business Day preceding the requested date of issuance (which shall also be a Business Day). Each request for a Letter of Credit shall be deemed a representation by the Borrower that on the date of issuance of such Letter of Credit and after giving effect thereto the applicable conditions specified in Article III have been and will be satisfied. The Bank may require that such request be made on such letter of credit application and reimbursement agreement form as the Bank may from time to time specify, along with satisfactory evidence of the authority and incumbency of the officials of the Borrower making such request.

                  Section 2.10 Terms of Letters of Credit. Letters of Credit may be issued in support of obligations of EAHC to NationsBanc existing on the Closing Date pursuant to the Asset Purchase Agreement dated as of August 7, 1994; provided that the Bank may require as a condition precedent to the issuance of the first Letter of Credit that documents in form and substance satisfactory to the Bank have been executed by NationsBanc releasing collateral of EAHC pledged to NationsBanc to secure such obligation in an amount not less than the face amount of such Letter of Credit. All Letters of Credit must expire not later than the Maturity Date. No Letter of Credit may have a term longer than 12 months.

                  Section 2.11 Agreement to Repay Letter of Credit Drawings. If the Bank has received documents purporting to draw under a Letter of Credit that the Bank believes conform to the requirements of the Letter of Credit, or if the Bank has decided that it will comply with the Borrower's written or oral request or authorization to pay a drawing on any Letter of Credit that the Bank does not believe conforms to the requirements of the Letter of Credit, it will notify the Borrower of that fact. The Borrower shall reimburse the Bank by 9:30 a.m.

(Minneapolis time) on the day on which such drawing is to be paid in Immediately Available Funds in an amount equal to the amount of such drawing. Any amount by which the Borrower has failed to reimburse the Bank for the full amount of such drawing by 10:00 a.m. on the date on which the Bank in its notice indicated that it would pay such drawing, until reimbursed from the proceeds of Loans pursuant to Section 2.15 or out of funds available in the Holding Account, is an "Unpaid Drawing."

                  Section 2.12 Obligations Absolute. The obligation of the Borrower under Section 2.11 to repay the Bank for any amount drawn on any Letter of Credit and to repay the Bank for any Advances made under Section 2.15 to cover Unpaid Drawings shall be absolute, unconditional and irrevocable, shall continue for so long as any Letter of Credit is outstanding notwithstanding any termination of this Agreement, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

                  (a) Any lack of validity or enforceability of any Letter of Credit;

                  (b) The existence of any claim, setoff, defense or other right which the Borrower may have or claim at any time against any beneficiary, transferee or holder of any Letter of Credit (or any Person for whom any such beneficiary, transferee or holder may be acting), the Bank or any other Person, whether in connection with a Letter of Credit, this Agreement, the transactions contemplated hereby, or any unrelated transaction; or

                  (c) Any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever.

Neither the Bank nor its officers, directors or employees shall be liable or responsible for, and the obligations of the Borrower to the Bank shall not be impaired by:

                  (i) The use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary, transferee or holder thereof in connection therewith;

                  (ii) The validity, sufficiency or genuineness of documents, or of any endorsements thereon, even if such documents or endorsements should, in fact, prove to be in any or all respects invalid, insufficient, fraudulent or forged;

                  (iii) The acceptance by the Bank of documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; or

                  (iv) Any other action of the Bank in making or failing to make payment under any Letter of Credit if in good faith and in conformity with U.S. or foreign laws, regulations or customs applicable thereto.

Notwithstanding the foregoing, the Borrower shall have a claim against the Bank, and the Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by the Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms thereof.

                  Section 2.13 Increased Cost for Letters of Credit. If any Regulatory Change shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by the Bank, or (b) shall impose on the Bank any other conditions affecting this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to the Bank of issuing or maintaining any Letter of Credit, or reduce the amount of any sum received or receivable by the Bank hereunder, then, upon demand (which demand shall be given by the Bank promptly after it determines such increased cost or reduction), the Borrower shall pay to the Bank the additional amount or amounts as will compensate the Bank for such increased cost or reduction. A certificate submitted to the Borrower by the Bank setting forth the basis for the determination of such additional amount or amounts necessary to compensate the Bank as aforesaid shall be conclusive and binding on the Borrower absent error.

                                Part C -- General
                                -----------------

                  Section 2.14 Optional Reduction of Commitment Amount or Termination of Commitment. The Borrower may, at any time, upon not less than thirty days prior written notice to the Bank, reduce the Commitment Amount, with any such reduction in a minimum amount of $1,000,000, or, if more, in an integral multiple of $250,000; provided, however, that the Borrower may not at any time reduce the Commitment Amount below the Total Outstandings. The Borrower may, at any time when there are no Letters of Credit outstanding, upon not less than thirty days prior written notice to the Bank, terminate the Commitment in its entirety.

                  Section 2.15 Loans to Cover Unpaid Drawings. Whenever any Unpaid Drawing exists for which there are not then funds in the Holding Account to cover the same, the Bank is authorized (and the Borrower does here so authorize the Bank) to, and shall, make a Revolving Loan or, after the Transformation Date, increase the Term Loan to the Borrower in an amount equal to the amount of the Unpaid Drawing. The Bank shall apply the proceeds of such Revolving Loan or increase directly to reimburse itself for such Unpaid Drawing. If at the time the Bank makes a Loan pursuant to the provisions of this Section, the applicable conditions precedent specified in Article III shall not have been satisfied, the Borrower shall pay to the Bank interest on the funds so advanced at a floating rate per annum equal to the sum of the Reference Rate plus the Applicable Margin plus two percent (2.00%).

                  Section 2.16 Fees.

                           2.16(a) Closing Fees. The Borrower shall pay to the Bank on the date of this Agreement a closing fee (the "Closing Fee") in an amount equal to $1,500.

                           2.16(b) Commitment Fee. The Borrower shall pay to the Bank fees (the "Commitment Fees") in an amount determined by applying a rate of three-eighths of one percent (0.375%) per annum to the average daily Unused Commitment for the period from the Closing Date to the Termination Date. Such Commitment Fees are payable in arrears on each Quarterly Payment Date and on the Termination Date.

                           2.16(c) Letter of Credit Fees. For each Letter of Credit issued, the Borrower shall pay to the Bank, in advance payable on the date of issuance, a fee (a "Letter of Credit Fee") in an amount determined by applying a per annum rate equal to the Applicable Margin for CD Rate Advances then in effect to the original face amount of the Letter of Credit for the period from the date of issuance to the scheduled expiration date of such Letter of Credit. In addition to the Letter of Credit Fee, the Borrower shall pay to the Bank, on demand, all issuance, amendment, drawing and other fees regularly charged by the Bank to its letter of credit customers and all out-of-pocket expenses incurred by the Bank in connection with the issuance, amendment, administration or payment of any Letter of Credit.

                  Section 2.17 Computation. Commitment Fees, Letter of Credit Fees and interest on the Loans shall be computed on the basis of actual days elapsed and a year of 360 days.

                  Section 2.18 Payments. Payments and prepayments of principal of, and interest on, the Note and all fees, expenses and other obligations under this

Agreement payable to the Bank shall be made without setoff or counterclaim in Immediately Available Funds not later than 3:00 p.m. (Minneapolis time) on the dates called for under this Agreement to the Bank at its main office in Minneapolis, Minnesota. Funds received after such time shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or on the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time, in the case of a payment of principal, shall be included in the computation of any interest on such principal payment.

                  Section 2.19 Use of Loan Proceeds. The proceeds of the Revolving Loans shall be used by the Borrower and the Subsidiaries (i) for their general business purposes in a manner not in conflict with any of the Borrower's covenants in this Agreement (including, subject to the terms and conditions hereof, the making of Restricted Payments) and (ii) otherwise for (A) the acquisition of Funds to be managed by the Borrower and the Subsidiaries, for costs associated with starting new Funds to be managed by the Borrower and its Subsidiaries, and for other costs associated with increasing assets under management by the Borrower and its Subsidiaries, and (B) to finance the payment of sales commissions on sales of B Shares in connection with which Contingent Deferred Sales Charges are payable to PASI. For the proceeds of a Revolving Loan to be applied pursuant to Section 2.19(ii), the Borrower shall provide to the Bank documentation evidencing the costs to be paid, in form and substance satisfactory to the Bank.

                  Section 2.20 Interest Rate Not Ascertainable, Etc. If, on or prior to the date for determining the Adjusted CD Rate or the Adjusted Eurodollar Rate for any CD Rate Advance or the Eurodollar Rate Advance, the Bank determines (which determination shall be conclusive and binding, absent error) that:

                           (a) deposits in dollars (in the applicable amount) are not being made available to the Bank in the relevant market for such Interest Period, or

                           (b) the Adjusted CD Rate or the Adjusted Eurodollar Rate, as applicable, will not adequately and fairly reflect the cost to the Bank of funding or maintaining CD Rate Advances and Eurodollar Rate Advances for such Interest Period, the Bank shall forthwith give notice to the Borrower of such determination, whereupon the obligation of the Bank to make or continue, or to convert any Advances to, CD Rate Advances or Eurodollar Rate Advances, as applicable, shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist. While any such suspension continues, all further Advances by the Bank as CD Rate Advances or Eurodollar Rate Advances, as applicable, shall be made as Reference Rate Advances. No such suspension shall affect the interest rate then in effect during the applicable Interest Period for any CD Rate Advance or Eurodollar Rate Advance outstanding at the time such suspension is imposed.

                  Section 2.21 Increased Cost. If any Regulatory Change:

                           (a) shall subject the Bank to any tax, duty or other charge with respect to its CD Rate Advances or Eurodollar Rate Advances, the Note, or its obligation to make CD Rate Advances or Eurodollar Rate Advances or shall change the basis of taxation of payment to the Bank of the principal of or interest on CD Rate Advances or Eurodollar Rate Advances or any other amounts due under this Agreement in respect of CD Rate Advances or Eurodollar Rate Advances or its obligation to make CD Rate Advances or Eurodollar Rate Advances (except for changes in the rate of tax on the overall net income of the Bank imposed by the jurisdiction in which the Bank's principal office is located); or

                           (b) shall impose, modify or deem applicable any reserve, special deposit, capital requirement or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding with respect to any CD Rate Advance or Eurodollar Rate Advance any such requirement to the extent included in calculating the applicable Adjusted CD Rate or Adjusted Eurodollar Rate) against assets of, deposits with or for the account of, or credit extended by, the Bank's applicable lending office or shall impose on the Bank (or its applicable lending office) or on the United States market for certificates of deposit or the interbank Eurodollar market any other condition affecting its CD Rate Advances or Eurodollar Rate Advances, the Note or its obligation to make CD Rate Advances or Eurodollar Rate Advances;

and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any CD Rate Advances or Eurodollar Rate Advance, or to reduce the amount of any sum received or receivable by the Bank under this Agreement or under the Note, then, within 30 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction; provided, that the Borrower shall not be obligated to pay any such additional amount (i) unless the Bank shall first have notified the Borrower in writing that it intends to seek such compensation pursuant to this Section, or (ii) to the extent such additional amount is attributable to the period ending 91 days prior to the date of the first such notice with respect to such Regulatory Change (the "Excluded Period"), except to the extent any amount is attributable to the Excluded Period as a result of the retroactive application of the applicable Regulatory Change. A certificate of the Bank claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of error. In determining such amount, the Bank may use any reasonable averaging and attribution methods. Failure on the part of the Bank to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any Interest Period shall not constitute a waiver of the Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent Interest Period.

                  Section 2.22 Illegality. If any Regulatory Change shall make it unlawful or impossible for the Bank to make, maintain or fund any Eurodollar Rate Advances or CD Rate Advances, the Bank shall notify the Borrower, whereupon the obligation of the Bank to make or continue, or to convert any Advances to, Eurodollar Rate Advances or CD Rate Advances shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist. If the Bank determines that it may not lawfully continue to maintain any CD Rate Advances or Eurodollar Rate Advances to the end of the applicable Interest Period, the affected Advances shall be automatically converted to Reference Rate Advances as of the date of the Bank's notice, and upon the conversion of any CD Rate Advances or Eurodollar Rate Advances the Borrower shall indemnify the Bank in accordance with Section 2.24.

                  Section 2.23 Increased Capital Requirements. In the event that, as a result of any Regulatory Change, compliance by the Bank with any applicable law or governmental rule, requirement, regulation, guideline or order (whether or not having the force of law) regarding capital adequacy has the effect of reducing the rate of return on the Bank's capital as a consequence of the Commitment or amounts outstanding under the Note to a level below that which the Bank would have achieved but for such compliance (taking into consideration the Bank's policies with respect to capital adequacy), then from time to time the Borrower shall pay to the Bank, within thirty days after written demand by the Bank, such additional amount or amounts as will compensate the Bank for such reduction; provided that the Borrower shall not be obligated to pay any such additional amount (i) unless the Bank shall first have notified the Borrower in writing that it intends to seek such compensation pursuant to this Section, or
(ii) to the extent such additional amount is attributable to the period ending 91 days prior to the date of the first such notice with respect to such Regulatory Change (the "Excluded Period"), except to the extent any amount is attributable to the Excluded Period as a result of the retroactive application of the applicable Regulatory Change. A certificate, which shall be conclusive except for manifest error, as to the amount of any such reduction (including calculations in reasonable detail showing how the Bank computed such reduction and a statement that the Bank has not allocated to the Commitment or amounts outstanding under the Note a proportionately greater amount of such reduction than is attributable to each of its other commitments to lend or to each of its other outstanding credit extensions that are affected similarly by such compliance by the Bank, whether or not the Bank allocates any portion of such reduction to such other commitments or credit extensions, shall be furnished promptly by the Bank to the Borrower.

                  Section 2.24 Funding Losses; CD Rate Advances and Eurodollar Rate Advances. The Borrower shall compensate the Bank, upon its written request, for all losses, expenses and liabilities (including any interest paid by the Bank to lenders of funds borrowed by it to make or carry CD Rate Advances or Eurodollar Rate Advances to the extent not recovered by the Bank in connection with the re-employment of such funds and including loss of anticipated profits) which the Bank may sustain: (i) if for any reason, other than a default by the Bank, a funding of a CD Rate Advance or a Eurodollar Rate Advance does not occur on the date specified therefor in the Borrower's request or notice as to such Advance under Section 2.2 or 2.4, or (ii) if, for whatever reason (including, but not limited to, acceleration of the maturity of Loans following an Event of Default), any repayment of a CD Rate Advance or a Eurodollar Rate Advance, or a conversion pursuant to Section 2.22, occurs on any day other than the last day of the Interest Period applicable thereto. The Bank's request for compensation shall set forth the basis for the amount requested and shall be final, conclusive and binding, absent error.

                  Section 2.25 Discretion of Bank as to Manner of Funding. The Bank shall be entitled to fund and maintain its funding of CD Rate Advances and Eurodollar Rate Advances in any manner it may elect, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, but not limited to, determinations under Section 2.24) shall be made as if the Bank had actually funded and maintained each CD Rate Advance during the Interest Period for such Advances through the issuance of its certificates of deposit having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the CD Rate, and as if the Bank had actually funded and maintained each Fixed Eurodollar Rate Advance during the Interest Period for such Advance through the purchase of deposits having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

                                   ARTICLE III
                                   -----------

                              CONDITIONS PRECEDENT

                  Section 3.1 Conditions Precedent to Term Loan. The making of the initial Revolving Loan and the issuance of the initial Letter of Credit shall be subject to the prior or simultaneous fulfillment of the following conditions:

                           3.1(a) Documents. The Bank shall have received the following:

                           (i) The Note, executed by the Borrower and dated the date of this Agreement.

                           (ii) Reaffirmations of Security Agreement, in the form of Exhibits E, F, G and executed by the Borrower, PAII and PASI, respectively.

                           (iii) A Reaffirmation of the Pledge Agreement, in the form of Exhibit H, executed by the Borrower.

                           (iv) Reaffirmation of Guaranty and Pledge Agreement, in the form of Exhibit I, executed by EAHC.

                           (v) A Reaffirmation of Guaranty, in the form of Exhibit J, executed by PAII.

                           (vi) Copies of the corporate resolutions of the Borrower, PAII, PASI and EAHC authorizing the execution, delivery and performance of the Loan Documents or reaffirmations thereof to which each of them is a party, certified as of the Closing Date by the respective Secretary or an Assistant Secretary of the Borrower, PAII, PASI and EAHC.

                           (vii) Incumbency certificates showing the names and titles and bearing the signatures of the officers of the Borrower, PAII, PASI and EAHC authorized to execute the Loan Documents or reaffirmations thereof to which each of them is a party and, in the case of the Borrower, to request Loans and conversions and continuations of Advances hereunder, certified as of the Closing Date by the respective Secretary or an Assistant Secretary of the Borrower, PAII, PASI and EAHC.

                           (viii) A certificate of the Secretary or Assistant Secretary of each of the Borrower, EAHC, PAII and PASI certifying that the Articles of Incorporation and Bylaws of the Borrower, EAHC, PAII and PASI, respectively, have not been repealed, rescinded, amended or otherwise modified since copies of the same were delivered to the Bank on April 28, 1995.

                           (ix) Long-form certificates of good standing for the Borrower, PAII, PASI and EAHC in the respective jurisdictions of their incorporation, and for the Borrower, PAII and PASI in all of the jurisdictions in which the character of the properties owned or leased by it or the business conducted by it makes such qualification necessary, certified by the appropriate governmental officials as of a date not more than ten (10) days prior to the Closing Date.

                           (x) A certificate dated the Closing Date of the chief executive officer or chief financial officer of the Borrower certifying that:

                                    (A) All  representations  and warranties set
                  forth in Article IV are true and correct as of the Closing Date, and

                                    (B) On the Closing Date, after giving effect
                  to the making of the initial Revolving Loan, no Event of Default or Default shall have occurred or will exist.

                           (xi)  Evidence  of  compliance   with  the  insurance
         requirements of Section 5.3.

                           (xii) A written opinion of Brown & Bain, P.A., counsel to the Borrower, PAII, PASI and EAHC, addressed to the Bank and dated the Closing Date, covering the matters set forth in Exhibit K hereto.

                           3.1(b)   Additional    Conditions.    The   following
conditions shall exist:

                           (i) The Borrower shall have performed and complied with all agreements, terms and conditions contained in this Agreement required to be performed or complied with by the Borrower prior to or simultaneously with the Closing Date.

                           (ii) The Bank shall have received (A) the Closing Fee and (B) all fees and other amounts due and payable by the Borrower on or prior to the Closing Date, including the reasonable fees and expenses of counsel to the Bank payable pursuant to Section 8.2.

                           3.1(c) Security Documents. All Security Documents (or
financing statements with respect thereto) shall have been appropriately filed or recorded to the satisfaction of the Bank; any pledged collateral shall have been duly delivered to the Bank; and the priority and perfection of the Liens created by the Security Documents shall have been established to the satisfaction of the Bank and its counsel.

                  Section 3.2 Conditions Precedent to the Obligation of the Bank to issue Letters of Credit and to make certain Loans to Finance any Restricted Payment. The obligation of the Bank to (i) issue any Letter of Credit hereunder (other than a Letter of Credit that replaces, and does not increase the amount available to be drawn under, an existing Letter of Credit), (ii) to make any Loan the proceeds (or any part thereof) in an amount not less than $500,000 of which are going to be used to finance any Restricted Payments, or (iii) to make any other Loan the proceeds (or any part thereof) of which are going to be used to finance any Restricted Payment if the Bank requests satisfaction of such conditions (provided that a request under this clause (iii) shall not be made more than once in any calendar quarter), shall be subject to the prior or simultaneous fulfillment of each of the following conditions:

                           3.2(a)  the Bank shall have  received  the  following
documents and certificates, each in form and substance satisfactory to the Bank and its counsel:

                           (i) a Solvency Certificate duly executed by the chief
financial officer of the Borrower; and

                           (ii) if requested  by the Bank,  a favorable  written
opinion of counsel to the Borrower and EAHC acceptable to the Bank, as to such matters and to such effect as may be requested by the Bank.

                           3.2(b) The Borrower shall have performed and complied
with all agreements, terms and conditions contained in this Agreement required to be performed or complied with by the Borrower prior to or simultaneously with the date of the making of such Loan or the issuance of such Letter of Credit.

                  Section 3.3 Conditions Precedent to all Loans. The obligation of the Bank to make any Loans or issue any Letters of Credit hereunder shall be subject to the fulfillment of the following conditions:

                           3.3(a)    Representations    and   Warranties.    The
representations and warranties contained in Article IV shall be true and correct on and as of each Revolving Loan Date, with the same force and effect as if made on such date.

                           3.3(b) No  Default.  No  Default  or Event of Default
shall have occurred and be continuing on any Revolving Loan Date, or will exist after giving effect to the Loans made on such date.

                           3.3(c)  Notices  and  Requests.  The Bank  shall have
received the Borrower's request for such Loan as required under Section 2.2.

                                   ARTICLE IV
                                   ----------

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Bank to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants to the Bank:

                  Section 4.1 Organization, Standing, Etc. The Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into the Loan Documents or reaffirmations thereof to which it is a party and to perform its obligations under the Loan Documents to which it is a party. EAHC is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into the Loan Documents or reaffirmations thereof to which it is a party, and to perform its obligations under the Loan Documents to which it is a party. Each Subsidiary is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted. Each of EAHC, the Borrower and the Subsidiaries (a) holds all certificates of authority, licenses and permits necessary to carry on the business as now conducted in each jurisdiction in which it is carrying on such business, except where the failure to hold such certificates, licenses or permits would not have a material adverse effect on the business, operations, property, assets or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, and (b) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by the Borrower or the business conducted by the Borrower makes such qualification necessary and the failure so to qualify would permanently preclude EAHC, the Borrower or such Subsidiary from enforcing its rights with respect to any assets or expose EAHC, the Borrower or such Subsidiary to any liability, which in either case would be material to the Borrower and the Subsidiaries taken as a whole. PASI is duly registered with the SEC as a broker-dealer, is a member in good standing of the NASD, and is not in arrears with respect to any assessment made on it by the SIPC. Each Advisory Subsidiary is duly registered with the SEC as an investment adviser. PASI maintains procedures and internal controls reasonably adapted to insure that it does not extend or maintain credit to or for its customers other than in accordance with the provisions of Regulation T of the Board, and officers of PASI regularly supervise its activities and the activities of employees of PASI to reasonably ensure that PASI does not extend or maintain credit to or for customers other than in accordance with the provisions of Regulation T of the Board.

                  Section  4.2  Authorization   and  Validity.   The  execution,
delivery and performance by each of the Borrower, each Subsidiary and EAHC of the Loan Documents to which it is a party or reaffirmations thereof have been duly authorized by all necessary corporate action, and Loan Documents when executed will constitute the legal, valid and binding obligations of the Borrower, each Subsidiary and EAHC, enforceable against each of them in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and general principles of equity.

                  Section 4.3 No Conflict; No Default. The execution, delivery and performance by the Borrower, each Subsidiary and EAHC of the Loan Documents to which each of them is a party or reaffirmations thereof will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, such Subsidiary or EAHC, (b) violate or contravene any provision of the Articles of Incorporation or bylaws of the Borrower, such Subsidiary or EAHC, or (c) result in a breach of or constitute a default under any agreement, lease or instrument to which the Borrower, such Subsidiary or EAHC is a party or by which they or any of their properties may be bound or result in the creation of any Lien thereunder. None of EAHC, the Borrower or any Subsidiary is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole. Without limiting the foregoing, the Borrower and each Subsidiary are in compliance with all applicable capital requirements of all governmental authorities applicable to them, including, without limitation, Rule 15c3-1 under the Exchange Act, as the same is modified with respect to PASI in accordance with the undertaking outlined in paragraph 2 of the letter dated March 2, 1995 from PASI to the NASD District Committee for District No. 2, and as the same may be further modified from time to time by the NASD.

                  Section 4.4 Government Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of EAHC, the Borrower or any Subsidiary to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents, except for any necessary filing or recordation of or with respect to any of the Security Documents.

                  Section 4.5 Financial Statements and Condition. The Borrower's audited consolidated financial statements as at September 30, 1995 and its unaudited financial statements as at March 31, 1996, as heretofore furnished to the Bank, have been prepared in accordance with GAAP on a consistent basis (except for the absence of footnotes and subject to year-end audit adjustments as to the interim statements) and fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of their operations and changes in financial position for the respective periods then ended. As of the dates of such financial statements, neither the Borrower nor any Subsidiary had any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes thereto.
 Since September 30, 1995, there has been no material adverse change in the business, operations, property, assets or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole.

                  Section 4.6 Litigation. Except as described on Schedule 4.6, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting EAHC, the Borrower or any Subsidiary, or any of their properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to EAHC, the Borrower or any Subsidiary, would have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole or on the ability of EAHC, the Borrower or any Subsidiary to perform its obligations under the Loan Documents.

                  Section 4.7 ERISA. Each Plan is in substantial compliance with all applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would reasonably be expected to result in the institution of proceedings to terminate any Plan under Section 4042 of ERISA. With respect to each Plan subject to Title IV of ERISA, as of the most recent valuation date for such Plan, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Bank) of such Plan' s projected benefit obligations did not exceed the fair market value of such Plan's assets.

                  Section 4.8 Federal Reserve Regulations. Neither the Borrower nor any Subsidiary is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock

(as defined in Regulation U of the Board). The value of all margin stock owned by the Borrower does not constitute more than 25% of the value of the assets of the Borrower.

                  Section 4.9 Title to Property; Leases; Liens; Subordination. Each of the Borrower and the Subsidiaries has (a) good and marketable title to its real properties and (b) good and sufficient title to, or valid, subsisting and enforceable leasehold interest in, its other material properties, including all real properties (other than property disposed of since the date of such financial statements in the ordinary course of business). None of such properties is subject to a Lien, except as allowed under Section 6.13. The Borrower has not subordinated any of its rights under any obligation owing to it to the rights of any other person.

                  Section 4.10 Taxes. Each of the Borrower and the Subsidiaries has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower). The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are adequate and the Borrower knows of no proposed material tax assessment against the Borrower, any Subsidiary or any of their assets or of any basis therefor.

                  Section 4.11 Trademarks, Patents. Each of the Borrower and the Subsidiaries possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others.

                  Section 4.12 Burdensome Restrictions. None of EAHC, the Borrower or any Subsidiary is a party to or otherwise bound by any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate or partnership restriction which would foreseeably have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole or on the ability of EAHC or the Borrower to carry out its obligations under any Loan Document.

                  Section 4.13 Force Majeure. Since the date of the most recent financial statement referred to in Section 4.5, the business, properties and other assets of the Borrower and the Subsidiaries have not been materially and adversely affected in any way as the result of any fire or other casualty, strike, lockout, or other labor trouble, embargo, sabotage, confiscation, condemnation, riot, civil disturbance, activity of armed forces or act of God.

                  Section 4.14 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

                  Section 4.15 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  Section 4.16  Retirement  Benefits.  Except as required  under
Section 4980B of the Code, Section 601 of ERISA or applicable state law, neither the Borrower nor any Subsidiary is obligated to provide post-retirement medical or insurance benefits with respect to employees or former employees.

                  Section 4.17 Subsidiaries. Schedule 4.17 sets forth as of the date of this Agreement a list of all Subsidiaries and the number and percentage of the shares of each class of capital stock owned beneficially or of record by the Borrower or any Subsidiary therein, and the jurisdiction of incorporation of each Subsidiary.

                  Section 4.18 Fund Agreements. Schedule 4.18 sets forth as of the date of this agreement, a list of all Funds for which PAII acts as investment adviser or PASI acts as principal distributor, and a list of all related Fund Agreements. All Fund Agreements are in full force and effect.

                  Section 4.19 Full Disclosure. Subject to the following sentence, neither the financial statements referred to in Section 4.5 nor any other certificate, written statement, exhibit or report furnished by or on behalf of the Borrower in connection with or pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading. Certificates or statements furnished by or on behalf of the Borrower to the Bank consisting of projections or forecasts of future results or events have been prepared in good faith and based on good faith estimates and assumptions of the management of the Borrower, and the Borrower has no reason to believe that such projections or forecasts are not reasonable.

                                    ARTICLE V
                                    ---------

                              AFFIRMATIVE COVENANTS

                  Until any obligation of the Bank hereunder to make the Revolving Loans and Term Loan shall have expired or been terminated and the Note and all of the other Obligations have been paid in full, unless the Bank shall otherwise consent in writing:

                  Section 5.1 Financial Statements and Reports. The Borrower will furnish to the Bank:

                           5.1(a) As soon as  available  and in any event within
ninety days after the end of each fiscal year of the Borrower, the consolidated financial statements of the Borrower and the Subsidiaries consisting of at least statements of income, cash flow and changes in stockholders' equity, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by KPMG Peat Marwick or other independent certified public accountants of recognized national standing selected by the Borrower and acceptable to the Bank, together with (a) any management letters, management reports or other supplementary written comments or reports to the Borrower or its board of directors furnished by such accountants and (b) a letter from such accountants addressed to the Bank acknowledging that the Bank is extending credit in reliance on such financial statements and authorizing such reliance.

                           5.1(b) Together with the audited financial statements
required under Section 5.1(a), a statement by the accounting firm performing such audit to the effect that it has reviewed this Agreement and that in the course of performing its examination nothing came to its attention that caused it to believe that any Default or Event of Default exists, or, if such Default or Event of Default exists, describing its nature.

                           5.1(c) As soon as  available  and in any event within
forty-five days after the end of each March, June, September and December, and thirty days after the end of each other month, unaudited consolidated statements of income, cash flow and changes in stockholders' equity for the Borrower and its Subsidiaries for such month and for the period from the beginning of such fiscal year to the end of such month, and a consolidated balance sheet of the Borrower as at the end of such month, setting forth in comparative form figures for the corresponding period for the preceding fiscal year, accompanied by a certificate signed by the chief financial officer of the Borrower stating that such financial statements present fairly the financial condition of the Borrower and the Subsidiaries and that the same have been prepared in accordance with GAAP.

                           5.1(d)   Together   with  the   unaudited   financial
statements required under Section 5.1(c), (i) a compliance certificate signed by the chief financial officer of the Borrower demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with Sections 6.10, 6.11(h),
6.14 through 6.20, and 7.1(s) as at the end of such month and stating that as at the end of such month there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto, and (ii) a report on the Net Asset Value of all Advisory Funds in form acceptable to the Bank, signed by the chief financial officer of the Borrower.

                           5.1(e) As soon as practicable  and in any event prior
to the beginning of each fiscal year of the Borrower, statements of forecasted income and cash flow for the Borrower and the Subsidiaries for each month in such fiscal year and a forecasted consolidated balance sheet of the Borrower and the Subsidiaries, together with supporting assumptions, as at the end of each month, all in reasonable detail and reasonably satisfactory in scope to the Bank.

                           5.1(f) As soon as  available  and in any event within
ninety days after the end of each fiscal year of EAHC the consolidated and consolidating financial statements of EAHC and its Subsidiaries consisting of at least statements of income, cash flow and changes in stockholders' equity, and consolidated and consolidating balance sheets as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by KPMG Peat Marwick or other independent certified public accountants of recognized national standing selected by EAHC and acceptable to the Bank, together with (a) any management letters, management reports or other supplementary written comments or reports to EAHC or its board of directors furnished by such accountants and (b) a letter from such accountants addressed to the Bank acknowledging that the Bank is extending credit in reliance on such financial statements and authorizing such reliance.

                           5.1(g) As soon as  available  and in any event within
forty-five days after the end of each March, June, September and December, and thirty days after the end of each other month, unaudited consolidated and consolidating statements of income, cash flow and changes in stockholders' equity for the EAHC its Subsidiaries for such month and for the period from the beginning of such fiscal year to the end of such month, and consolidated and consolidating balance sheets of EAHC at the end of such month, setting forth in comparative form figures for the corresponding period for the preceding fiscal year, accompanied by a certificate signed by the chief financial officer of the EAHC stating that such financial statements present fairly the financial condition of the EAHC and the Subsidiaries and that the same have been prepared in accordance with GAAP (subject to year-end adjustments and the absence of footnotes).

                           5.1(h)  Immediately  upon any officer of the Borrower
becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrower proposes to take with respect thereto.

                           5.1(i)  Immediately  upon any officer of the Borrower
becoming aware of the occurrence, with respect to any Plan, of any Reportable Event or any Prohibited Transaction, a notice specifying the nature thereof and what action the Borrower proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

                           5.1(j)  Promptly upon the mailing or filing  thereof,
copies of all financial statements, reports and proxy statements mailed to the shareholders of EAHC or any Fund, and copies of all registration statements, periodic reports and other documents filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

                           5.1(k)  Immediately  upon any officer of the Borrower
becoming aware of any action by the Borrower, any Subsidiary or any Fund to make any modification to, waive any provision of, or fail to renew any Fund Agreement, to the extent such modification, waiver or non-renewal would have an adverse effect on the amount of compensation payable to the Borrower or any Subsidiary by any Fund in an amount exceeding $100,000, a notice describing the same and what action the Borrower proposes to take with respect thereto.

                           5.1(l)  From  time to time,  such  other  information
regarding the business, operation and financial condition of EAHC, the Borrower, the Subsidiaries and the Funds as the Bank may reasonably request.

                  Section 5.2 Corporate Existence. The Borrower will maintain, and cause each Subsidiary to maintain, its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude the Borrower or such Subsidiary from enforcing its rights with respect to any material asset or would expose the Borrower or such Subsidiary to any material liability; provided, however, that nothing herein shall prohibit the merger or liquidation of any Subsidiary allowed under Section 6.1.

                  Section 5.3 Insurance. The Borrower shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable firms engaged in the same or similar business and similarly situated.

                  Section 5.4 Payment of Taxes and Claims. The Borrower shall file, and cause each Subsidiary to file, all tax returns and reports which are required by law to be filed by it and will pay, and cause each Subsidiary to pay, before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including but not limited to those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Borrower's or such Subsidiary's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Borrower's or such Subsidiary's books in accordance with GAAP.

                  Section 5.5 Inspection. The Borrower shall permit any Person designated by the Bank to visit and inspect any of the properties, corporate books and financial records of the Borrower and the Subsidiaries, to examine and to make copies of the books of accounts and other financial records of the Borrower and the Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Bank may designate. So long as no Event of Default exists, the expenses of the Bank for such visits, inspections and examinations shall be at the expense of the Bank, but any such visits, inspections and examinations made while any Event of Default is continuing shall be at the expense of the Borrower.

                  Section 5.6 Maintenance of Properties. The Borrower will maintain, and cause each Subsidiary to maintain, its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                  Section 5.7 Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

                  Section 5.8 Compliance. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject;

provided, however, that failure so to comply shall not be a breach of this covenant if such failure does not have, or is not reasonably expected to have, a materially adverse effect on the properties, business, prospects or condition (financial or otherwise) of the Borrower or such Subsidiary and the Borrower or such Subsidiary is acting in good faith and with reasonable dispatch to cure such noncompliance.

                  Section 5.9 Notice of Litigation. The Borrower will give prompt written notice to the Bank of the commencement of any action, suit or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting EAHC, the Borrower or any Subsidiary or any property of EAHC, the Borrower or a Subsidiary or to which EAHC, the Borrower or a Subsidiary is a party in which an adverse determination or result could have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole or on the ability of EAHC or the Borrower to perform its obligations under the Loan Documents, stating the nature and status of such action, suit or proceeding.

                  Section 5.10 ERISA. The Borrower will maintain, and cause each Subsidiary to maintain, each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and will not and not permit any of the ERISA Affiliates to (a) engage in any transaction in connection with which the Borrower or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount exceeding $50,000, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $50,000 or (c) fail to make any payments in an aggregate amount exceeding $50,000 to any Multiemployer Plan that the Borrower or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

                  Section 5.11 Fund Agreements. Subject to its fiduciary obligations and except as may otherwise be required by law, the Borrower will use its best efforts to cause each Fund for which a Subsidiary acts as investment advisor or principal distributor to continue such Subsidiary in such capacity and not to reduce the compensation payable to such Subsidiary for its services to such Fund in any material respect.

                  Section 5.12 Advisory Subsidiaries. The Borrower will cause PAII, on and at all times after the Closing Date, and any Advisory Subsidiary acquired hereafter as a result of an Investment permitted under Section 6.11(h), on and at all times after the Business Day following such acquisition, to comply with the following requirements:

                           (a) not have any (i) business other than the business of serving as investment adviser for Advisory Funds pursuant to Advisory Contracts and receiving payments thereunder, (ii) assets other than Advisory Contracts and assets necessary to the performance by such Advisory Subsidiary of its obligations under such Advisory Contracts, or (iii) liabilities other than liabilities under Advisory Contracts or other agreements permitted pursuant to Section 5.12(b);

                           (b) not enter into any agreements or other arrangements with any Affiliate or any unaffiliated Person, other than
         (y) Advisory Contracts and (z) other agreements necessary to the performance by such Advisory Subsidiary of its obligations under Advisory Contracts; provided that such Advisory Contracts and other agreements are entered into upon fair and reasonable terms no less favorable to such Advisory Subsidiary than would obtain in a comparable arm's-length available to a Person unaffiliated with the Borrower;

                           (c) distribute (by dividend or otherwise) all of its revenue, less actual expenses incurred in performing its obligations under Advisory Contracts, and subject to any restrictions applicable under the Delaware General Corporation Act or other applicable corporate statute, or the Investment Advisers Act or any state law applicable to investment advisers, to the Borrower by means of a deposit into an account of the Borrower with the Bank;

                           (d) be incorporated under the Delaware General Corporation Act and provide in its Certificate or Articles of Incorporation that, until the Obligations have been paid in full and the Commitment has been terminated, no action of the types described in Sections 7.1(e), (f) or (g) may be taken without the prior written consent of the Bank;

                           (e) conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the Person with which those others are concerned, and use its best efforts to avoid the appearance of conducting business on behalf of the Borrower or any other Subsidiary or Affiliate of the Borrower, or that the assets of such Advisory Subsidiary are available to pay the creditors of the Borrower or any Subsidiary or Affiliate of the Borrower (without limiting the generality of the foregoing, all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts and statements will be made solely in the name of such Advisory Subsidiary);

                           (f) maintain corporate records and books of account separate from those of the Borrower and any Subsidiary or Affiliate of the Borrower;

                           (g) obtain proper authorization from its board of directors of all corporate action requiring such authorization, and hold meetings of its board of directors and hold not less frequently than four times per annum;

                           (h) obtain proper authorization from its shareholder of all corporate action requiring shareholder approval;

                           (i) pay its operating expenses and liabilities from its own funds;

                           (j) disclose in its annual and interim financial statements the effects of such Advisory Subsidiary's transactions in accordance with generally accepted accounting principles; and

                           (k) keep its assets and its liabilities wholly separate from those of all other Persons, including, but not limited to, the Borrower and any other Subsidiaries or Affiliates of the Borrower.

                  Section 5.13 Pledge of Stock of Advisory Subsidiaries. The Borrower will, within five (5) Business Days after it receives a "no action"
letter from the SEC confirming that the pledge of the stock of the Advisory Subsidiaries to the Bank pursuant to the Pledge Agreement to which the Borrower is a party will not constitute an assignment of the Advisory Contracts under the Investment Company Act, deliver the certificates evidencing all of the stock of the Advisory Subsidiaries, together with undated stock powers for such certificates, duly executed in blank.

                  Section 5.14 Further Assurances. The Borrower will, and will cause its Subsidiaries to, promptly correct any defect or error that may be discovered in any Loan Document or in the execution, acknowledgment or recordation thereof. Promptly upon request by the Bank, the Borrower also will, and will cause it Subsidiaries to, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Bank may reasonable require from time to time in order: (a) to carry out more effectively the purposes of the Loan Documents; (b) to perfect and maintain the validity, effectiveness and priority of any Liens intended to be created by the Loan Documents; and (c) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Bank the rights granted now or hereafter intended to be granted to the Bank under any Loan Document or under any other instrument executed in connection with any Loan Document or that the

Borrower or any Subsidiary may be or become bound to convey, mortgage or assign to the Bank in order to carry out the intention or facilitate the performance of the provisions of any Loan Document. The Borrower will furnish to the Bank evidence satisfactory to the Bank of every such recording, filing or registration.

                                   ARTICLE VI
                                   ----------

                               NEGATIVE COVENANTS

                  Until any obligation of the Bank hereunder to make the Revolving Loans and the Term Loan shall have expired or been terminated and the Note and all of the other Obligations have been paid in full, unless the Bank shall otherwise consent in writing:

                  Section 6.1 Merger. The Borrower will not merge or consolidate or enter into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or permit any Subsidiary to do any of the foregoing; provided, however, any Subsidiary, other than an Advisory Subsidiary, may be merged with or liquidated into any wholly-owned Subsidiary (if such wholly-owned Subsidiary is the surviving corporation).

                  Section 6.2 Disposition of Assets. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

                           6.2(a) sales of Fund shares (i)  underwritten  by any
Subsidiary of the Borrower or (ii) in which the Borrower or any Subsidiary makes an Investment permitted under Section 6.11(i), in the ordinary course of business;

                           6.2(b)   sales  of  rights  to   receive   investment
distribution fees as provided in rule 12b-1 of the SEC under the Investment Company Act, other than fees related to B Shares with respect to which the Bank has made Revolving Loans pursuant to this Agreement, provided that, both before and after giving effect thereto, no Default or Event of Default would have occurred and be continuing; and

                           6.2(c) the sale of  equipment  to the extent that (i)
such equipment is no longer useful in the Borrower's or such Subsidiary's business, (ii) is exchanged for credit against the purchase price of similar replacement equipment, or (iii) the proceeds of such sale are applied with reasonable promptness to the purchase price of similar replacement equipment.

                  Section 6.3 Plans. The Borrower will not permit, and will not allow any Subsidiary to permit, any event to occur or condition to exist which would permit any Plan to terminate under any circumstances which would cause the Lien provided for in Section 4068 of ERISA to attach to any assets of the Borrower or any Subsidiary; and the Borrower will not permit, as of the most recent valuation date for any Plan subject to Title IV of ERISA, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the
Bank) of such Plan's projected benefit obligations to exceed the fair market value of such Plan's assets.

                  Section 6.4 Change in Nature of Business. The Borrower will not (a) own any assets other than the stock of its Subsidiaries, Cash Balances and Cash Equivalents held through the Bank or its Affiliates, the trademarks subject to the Trademark Assignment, and fixed assets used in the business of the Borrower and its Subsidiaries, (b) will not permit any Advisory Subsidiaries to take any action that would cause, or authorize, any violation of Section 5.12, and (c) will not permit any Subsidiary to make any material change in the nature of the business of such Subsidiary as carried on at the date hereof or, if later, the date such Subsidiary is acquired.

                  Section 6.5 Subsidiaries. After the date of this Agreement, the Borrower will not, and will not permit any Subsidiary to, form or acquire any corporation which would thereby become a Subsidiary, except for Subsidiaries acquired as a result of Investments permitted pursuant to Section 6.11(h).

                  Section 6.6 Negative Pledges; Subsidiary Restrictions. The Borrower will not, and will not permit any Subsidiary to, enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Bank which would (i) prohibit the Borrower or such Subsidiary from granting, or otherwise limit the ability of the Borrower or such Subsidiary to grant, to the Bank any Lien on any assets or properties of the Borrower or such Subsidiary, or (ii) require the Borrower or such Subsidiary to grant a Lien to any other Person if the Borrower or such Subsidiary grants any Lien to the Bank. The Borrower will not permit any Subsidiary to place or allow any restriction, directly or indirectly, on the ability of such Subsidiary to (a) pay dividends or any distributions on or with respect to such Subsidiary's capital stock or (b) make loans or other cash payments to the Borrower.

                  Section 6.7 Restricted Payments. The Borrower will not make any Restricted Payments, except:

                           (a) provided that no Event of Default or Default shall have occurred and be continuing, or shall result therefrom, Restricted Payments consisting of cash dividends made with the proceeds of Loans, provided that the Borrower delivers to the Bank, on or before the date it makes such Restricted Payment, the items (if any) required pursuant to Section 3.2(a); and

                           (b) provided that no Event of Default or Default shall have occurred and be continuing, or shall result therefrom, the issuance of the Letters of Credit for the benefit of NationsBanc and the incurrence by the Borrower of reimbursement obligations in respect thereof.

                  Section 6.8 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction with any Affiliate of the Borrower, except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                  Section 6.9 Accounting Changes. The Borrower will not, and will not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year or the fiscal year of any Subsidiary.

                  Section 6.10 Capital Expenditures. The Borrower will not, and will not permit any Subsidiary to, make Capital Expenditures in an amount exceeding $500,000 on a consolidated basis in any fiscal year.

                  Section 6.11 Investments. The Borrower will not, and will not permit any Subsidiary to, acquire for value, make, have or hold any Investments, except:

                           6.11(a)  Investments  existing  on the  date  of this
Agreement.

                           6.11(b) Travel and relocation  advances to management
personnel and employees in the ordinary course of business.

                           6.11(c)   Investments  by  the  Borrower  in  readily
marketable obligations issued or guaranteed by the United States or any agency thereof and supported by the full faith and credit of the United States.

                           6.11(d)  Investments by the Borrower in  certificates
of deposit or bankers' acceptances issued by the Bank or any other commercial bank organized under the laws of the United States or any State thereof which has (i) combined capital and surplus of at least $100,000,000, and (ii) a credit rating with respect to its unsecured indebtedness from a nationally recognized rating service that is satisfactory to the Bank.

                           6.11(e)  Investments  by the  Borrower in  commercial
paper given the highest rating by a nationally recognized rating service.

                           6.11(f)  Investments  by the  Borrower in  repurchase
agreements relating to securities issued or guaranteed as to principal and interest by the United States of America.

                           6.11(g)  Investments by the Borrower in other readily
marketable Investments in debt securities which are reasonably acceptable to the Bank.

                           6.11(h)   Other   Investments   consisting   of   the
acquisition of all or substantially all of the capital stock of, or assets of, Persons engaged in the business of serving as investment advisors to or principal distributors for Funds, provided (i) the aggregate Net Asset Value of all Funds with respect to which any Subsidiary becomes the investment advisor, or the investment advisor becomes a Subsidiary, as a result of all such Investments does not exceed $500,000,000, (ii) the aggregate consideration paid for any such Investment does not exceed three percent (3%) of the Net Asset Value of all Funds with respect to which any Subsidiary becomes the investment advisor, or the investment advisor becomes a Subsidiary, as a result of such Investments, and (iii) in the case of any Investment resulting in the acquisition of new Subsidiary, such Subsidiary is or becomes a wholly-owned Subsidiary and executes and delivers to the Bank a Security Agreement and, if such Subsidiary is an Advisory Subsidiary, a Guaranty simultaneously with such Investment.

                           6.11(i)  Investments  in Advisory  Funds in an amount
not to exceed at any time (i) with respect to any Advisory Fund,  $1,000,000 and
(ii) in the aggregate, $3,000,000.

Any Investments under clauses (c), (d), (e) or (f) above must mature within one year of the acquisition thereof by the Borrower.

                  Section 6.12 Indebtedness. The Borrower will not, and will not permit any Subsidiary to, incur, create, issue, assume or suffer to exist any Indebtedness, except:

                           6.12(a)  The Obligations.

                           6.12(b) Current liabilities,  other than for borrowed
money, incurred in the ordinary course of business.

                           6.12(c) Indebtedness secured by Liens permitted under
Section 6.13(h) hereof in an amount not to exceed $1,000,000.

                  Section 6.13 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien, or enter into, or make any commitment to enter into, any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements, with respect to any property now owned or hereafter acquired by the Borrower or a Subsidiary, except:

                           6.13(a)  Liens granted to the Bank under the Security
Documents to secure the Obligations.

                           6.13(b)  Deposits  or  pledges  to secure  payment of
workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Borrower or a Subsidiary.

                           6.13(c)  Liens  for  taxes,  fees,   assessments  and
governmental charges not delinquent or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of
Section 5.4.

                           6.13(d)  Liens of carriers,  warehousemen,  mechanics
and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.4.

                           6.13(e) Liens incurred or deposits or pledges made or
given in connection with, or to secure payment of, indemnity, performance or other similar bonds.

                           6.13(f)  Liens  arising   solely  by  virtue  of  any
statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such -------- ---- deposit account is not a dedicated cash collateral account and is not subject to restriction against access by the Borrower or a Subsidiary in excess of those set forth by regulations promulgated by the Board, and (ii) such deposit account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution.

                           6.13(g)   Encumbrances   in  the   nature  of  zoning
restrictions, easements and rights or restrictions of record on the use of real property and landlord's Liens under leases on the premises rented, which do not materially detract from the value of such property or impair the use thereof in the business of the Borrower or a Subsidiary.

                           6.13(h)  The   interest  of  any  lessor   under  any
Capitalized Lease entered into after the Closing Date or purchase money Liens on equipment acquired after the Closing Date; provided, that, (i) the Indebtedness secured thereby is otherwise permitted by this Agreement and (ii) such Liens are limited to the equipment acquired and do not secure Indebtedness other than the related Capitalized Lease Obligations or the purchase price of such equipment.

                           6.13(i)  A Lien in favor of the  Borrower's  landlord
covering tenant improvements located in the Borrower's office in Phoenix, Arizona and financed by such landlord, to secure all of Borrower's obligations under the lease for such office premises as in effect on May 31, 1995.

                  Section 6.14 Contingent Obligations. The Borrower will not, and will not permit any Subsidiary to, be or become liable on any Contingent Obligations.

                  Section 6.15 Net Worth. The Borrower will not permit its Net Worth at any time to be less than the greater of (i) $25,000,000 plus ninety percent (90%) of the aggregate amount of equity contributions made to the Borrower after the Closing Date, or (ii) eighty-five percent (85%) of the Borrower's Net Worth as at the end of its most recently completed fiscal year or, with respect to the end of any fiscal year, as at the end of its preceding fiscal year.

                  Section 6.16 Leverage Ratio. The Borrower will not permit the Leverage Ratio to be more than 1.0 to 1.0 at any time.

                  Section 6.17 Funded Debt Leverage Ratio. The Borrower will not permit the ratio of (i) Funded Debt as of the last day of any fiscal quarter of the Borrower, beginning on September 30, 1997, to (ii) EBITDA, for the Measurement Period ending on that date, to be more than 4.0 to 1.0.

                  Section 6.18 Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio, as of the last day of any month beginning with September 30, 1997, for the Measurement Period ending on that date, to be less than 1.50 to 1.00.

                  Section 6.19 Minimum Fund Balances. The Borrower will not permit the sum of the Net Asset Values of all Advisory Funds at any time to be less than the greater of (a) $1,350,000,000 or (b) ninety percent of the sum of such Net Asset Values at the end of the most recently completed fiscal quarter (or, in the case of a measurement at the end of any fiscal quarter, the preceding fiscal quarter).

                  Section 6.20  EBITDA

                           6.20(a) FY 1996 EBITDA. The Borrower and its Subsidiaries, on a consolidated basis, shall not as at the end of any month during the Borrower's fiscal year ending September 30, 1996, have cumulative negative EBITDA of more than $1,500,000 for the period from the beginning of such fiscal year through the end of such month.

                           6.20(b) FY 1997 EBITDA. The Borrower and its Subsidiaries, on a consolidated basis, shall at each date set forth below have cumulative positive EBITDA for the period from October 1, 1996 through such date of not less than the amount set forth below opposite such date:

                           Date                         Cumulative FYTD EBITDA
                           ----                         ----------------------

                  December 31, 1996                          $  250,000
                  March 31, 1997                             $1,500,000
                  June 30, 1997                              $3,000,000
                  September 30, 1997                         $5,000,000

                           6.20(c) EBITDA Margin. The Borrower will not permit the EBITDA Margin, as the last day of any month beginning with September 30, 1997, for the Measurement Period ending on that date, to be less than 25.0%.

                  Section 6.21 Loan Proceeds. The Borrower will not use any part of the proceeds of the Loans directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (as defined in Regulation U of the Board), other than to the extent used to make Restricted Payments to EAHC to fund the repurchase of its outstanding capital stock, or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations G, U or X of the Board.

                                   ARTICLE VII
                                   -----------

                         EVENTS OF DEFAULT AND REMEDIES

                  Section 7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

                           7.1(a)  The  Borrower  shall  fail to make  when due,
whether by acceleration or otherwise, any payment of principal of or interest on either Note or any other Obligation required to be made to the Bank pursuant to this Agreement.

                           7.1(b) Any  representation  or warranty made by or on
behalf of EAHC, the Borrower or any Subsidiary in this Agreement or any other Loan Document or by or on behalf of EAHC, the Borrower or any Subsidiary in any certificate, statement, report or document herewith or hereafter furnished to the Bank pursuant to this Agreement or any other Loan Document shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

                           7.1(c)  The  Borrower   shall  fail  to  comply  with
Sections 5.2, 5.3, 5.12 or 5.13, any Section of Article VI, or the Borrower or any Subsidiary shall fail to comply with Section 4, 6, 8 or 13, the first sentence of Section 7 or the second sentence of Section 14 of the Security Agreements to which it is a party.

                           7.1(d) The  Borrower,  EAHC or any  Subsidiary  shall
fail to comply with any other agreement, covenant, condition, provision or term contained in this Agreement or any other Loan Document (other than those hereinabove set forth in this Section 7.1) and such failure to comply shall continue for thirty calendar days after whichever of the following dates is the earliest: (i) the date the Borrower gives notice of such failure to the Bank,
(ii) the date the Borrower should have given notice of such failure to the Banks pursuant to Section 5.1, or (iii) the date the Bank gives notice of such failure to the Borrower.

                           7.1(e)  EAHC,  the Borrower or any  Subsidiary  shall
become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of EAHC, the Borrower or such Subsidiary or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for EAHC, the Borrower or a Subsidiary or for a substantial part of the property thereof and shall not be discharged within 45 days, or EAHC, the Borrower or any Subsidiary shall make an assignment for the benefit of creditors.

                           7.1(f)   Any   bankruptcy,    reorganization,    debt
arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against EAHC, the Borrower or any Subsidiary, and, if instituted against EAHC, the Borrower or any Subsidiary, shall have been consented to or acquiesced in by EAHC, the Borrower or such Subsidiary, or shall remain undismissed for 60 days, or an order for relief shall have been entered against EAHC, the Borrower or such Subsidiary.

                           7.1(g) Any dissolution or liquidation  proceeding not
permitted by Section 6.1 shall be instituted by or against EAHC, the Borrower or a Subsidiary and, if instituted against EAHC, the Borrower or any Subsidiary, shall be consented to or acquiesced in by EAHC, the Borrower or such Subsidiary or shall remain for 45 days undismissed.

                           7.1(h) A judgment  or  judgments  for the  payment of
money in excess of the sum of $100,000 in the aggregate shall be rendered against the Borrower or a Subsidiary and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than 60 days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment.

                           7.1(i) The maturity of any material  Indebtedness  of
the Borrower (other than Indebtedness under this Agreement) or a Subsidiary shall be accelerated, or the Borrower or a Subsidiary shall fail to pay any such material Indebtedness when due (after the lapse of any applicable grace period) or, in the case of such Indebtedness payable on demand, when demanded (after the lapse of any applicable grace period), or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause, such material Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor. For purposes of this Section, Indebtedness of the Borrower or a Subsidiary shall be deemed "material" if it exceeds $100,000 as to any item of Indebtedness or in the aggregate for all items of Indebtedness with respect to which any of the events described in this Section 7.1(i) has occurred.

                           7.1(j) Any  execution or  attachment  shall be issued
whereby any substantial part of the property of the Borrower or any Subsidiary or any of the stock of the Borrower shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof.

                           7.1(k)  EAHC  or  any   Advisory   Subsidiary   shall
repudiate or purport to revoke its Guaranty or any Guaranty for any reason shall cease to be in full force and effect as to EAHC or any Advisory Subsidiary, or shall be judicially declared null and void.

                           7.1(l)  Any  Security  Document  shall,  at any time,
cease to be in full force and effect or shall be judicially declared null and void, or the validity or enforceability thereof shall be contested by the Borrower, any Subsidiary or EAHC, or the Bank shall cease to have a valid and perfected security interest having the priority contemplated thereunder in all of the collateral described therein, other than by action or inaction of the Bank if (i) the aggregate value of the collateral affected by any of the foregoing exceeds $25,000 and (ii) any of the foregoing shall remain unremedied for ten days or more after receipt of notice thereof by the Borrower, any Subsidiary or EAHC from the Bank.

                           7.1(m)  The SEC  shall  have  revoked,  or taken  any
action to revoke, the broker/dealer or investment adviser registration of any Subsidiary.

                           7.1(n)  The  Borrower  or any  Subsidiary  shall have
failed to meet the minimum capital requirements prescribed from time to time by Rule 15c3-1 under the Exchange Act and applicable to it.

                           7.1(o) The SEC, the NASD or any other authority shall
have modified or terminated, or proposed to modify or terminate Rule 12b-1 under the Investment Company Act or the Rules of Fair Practice in a manner which could, in the sole judgment of the Bank, result in a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole.

                           7.1(p)  PASI  or  any  other  Subsidiary  that  is  a
broker/dealer shall cease to be a member in good standing of the NASD.

                           7.1(q)  The SIPC  shall  have  applied  or shall have
announced its intention to apply for a decree adjudicating that customers of the Borrower or any Subsidiary are in need of protection under SIPA.

                           7.1(r) Any Change of Control shall occur.

                           7.1(s)  EAHC  shall at any time  have a Net  Worth of
less than $28,000,000.

                  Section 7.2 Remedies. If (a) any Event of Default described in Sections 7.1(e), (f), (g) or (q) shall occur with respect to the Borrower, the Commitment shall automatically terminate and the Note and all other Obligations shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then the Bank may (i) declare the Commitment terminated, whereupon the Commitment shall terminate and (ii) declare the outstanding unpaid principal balance of the Note, the accrued and unpaid interest thereon and all other Obligations to be forthwith due and payable, whereupon the Note, all accrued and unpaid interest thereon and all such Obligations shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Note to the contrary notwithstanding. Upon the occurrence of any of the events described in clauses (a) or (b) of the preceding sentence the Bank may exercise all rights and remedies under any of the Loan Documents, and enforce all rights and remedies under any applicable law.

                  Section 7.3 Offset.  In addition to the  remedies set forth in
Section 7.2, upon the occurrence of any Event of Default and thereafter while the same be continuing, the Borrower hereby irrevocably authorizes the Bank to set off any Obligations against all deposits and credits of the Borrower with, and any and all claims of the Borrower or any Subsidiary against, the Bank. Such right shall exist whether or not the Bank shall have made any demand hereunder or under any other Loan Document, whether or not the Obligations, or any part thereof, or deposits and credits held for the account of the Borrower or any Subsidiary is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Bank. The Bank agrees that, as promptly as is reasonably possible after the exercise of any such setoff right, it shall notify the Borrower of its exercise of such setoff right; provided, however, that the failure of the Bank to provide such notice shall not affect the validity of the exercise of such setoff rights. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on the Bank to all rights of banker's Lien, setoff and counterclaim available pursuant to law.

                                  ARTICLE VIII
                                  ------------

                                  MISCELLANEOUS

                  Section 8.1 Modifications. Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the written consent of the Borrower; provided that no amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                  Section 8.2 Expenses; Amendment or Waiver Fee. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to reimburse the Bank upon demand for all reasonable out-of-pocket expenses paid or incurred by the Bank (including filing and recording costs and fees and expenses of Dorsey & Whitney LLP, counsel to the Bank) in connection with the negotiation, preparation, approval, review, execution, delivery, administration, amendment, modification and interpretation of this Agreement and the other Loan Documents and any commitment letters relating thereto. The Borrower shall also reimburse the Bank upon demand for all reasonable out-of-pocket expenses (including expenses of legal counsel) paid or incurred by the Bank in connection with the collection and enforcement of this Agreement and any other Loan Document. The obligations of the Borrower under this Section shall survive any termination of this Agreement. In addition, the Company shall pay a fee of $1,500.00 to the Bank on the effective date of any amendment to, modification of or waiver of any provision of this Agreement if the Bank determines, in its sole discretion, that its policies or practices required the Bank to obtain the approval of any credit committee or similar approval authority for the execution of such amendment, modification or waiver.

                  Section 8.3 Waivers, etc. No failure on the part of the Bank or the holder of a Note to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in the other Loan Documents provided are cumulative and not exclusive of any remedies provided by law.

                  Section 8.4 Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Bank under Article II hereof shall be deemed to have been given only when received by the Bank.

                  Section 8.5 Taxes. The Borrower agrees to pay, and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Note, which obligation of the Borrower shall survive the termination of this Agreement.

                  Section 8.6 Successors and Assigns; Disposition of Loans; Transferees. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights or delegate its obligations hereunder or under any other Borrower Loan Document without the prior written consent of the Bank. The Bank may at any time sell, assign, transfer, grant participations in, or otherwise dispose of any portion of the Commitment, the Loans and/or Advances (each such interest so disposed of being herein called a "Transferred Interest") to banks or other financial institutions ("Transferees"). The Borrower agrees that each Transferee shall be entitled to the benefits of Sections 2.21, 2.22, 2.23, 2.24, 8.2 and 8.12 with respect to its Transferred Interest and that each Transferee may exercise any and all rights of banker's Lien, setoff and counterclaim as if such Transferee were a direct lender to the Borrower. If the Bank makes any assignment to a Transferee, then upon notice to the Borrower such Transferee, to the extent of such assignment (unless otherwise provided therein), shall become a "Bank" hereunder and shall have all the rights and obligations of the Bank hereunder and the Bank shall be released from its duties and obligations under this Agreement to the extent of such assignment. Notwithstanding the sale by the Bank of any participation hereunder, (a) no participant shall be deemed to be or have the rights and obligations of the Bank hereunder except that any participant shall have a right of setoff under Section
7.3 as if it were the Bank and the amount of its participation were owing directly to such participant by the Borrower and (b) the Bank shall not in connection with selling any such participation condition the Bank's rights in connection with consenting to amendments or granting waivers concerning any matter under any Loan Document upon obtaining the consent of such participant other than on matters relating to (i) any reduction in the amount of any principal of, or the amount of or rate of interest on, the Note or Advance in which such participation is sold, (ii) any postponement of the date fixed for any payment of principal of or interest on the Note or Advance in which such participation is sold, (iii) the release or subordination of any material portion of any collateral other than pursuant to the terms of any Security Document or (iv) the release of any Guaranty.

                  Section 8.7 Confidentiality of Information. The Bank shall use reasonable efforts to assure that information about the Borrower and its operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors, which is furnished to the Bank pursuant to the provisions hereof is used only for the purposes of this Agreement and any other relationship between the Bank and the Borrower and shall not be divulged to any Person other than the Bank, its Affiliates and their respective officers, directors, employees and agents, except: (a) to their attorneys and accountants,
(b) in connection with the enforcement of the rights of the Bank hereunder and under the Note, the Guaranties and the Security Documents or otherwise in connection with applicable litigation, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in the immediately preceding Section, and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over the Bank or by any applicable law, rule, regulation or judicial process, the opinion of the Bank's counsel concerning the making of such disclosure to be binding on the parties hereto. The Bank shall not incur any liability to the Borrower by reason of any disclosure permitted by this Section 8.7.

                  Section 8.8 Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of this Agreement and the other Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto.

                  Section 8.9 Consent to Jurisdiction. AT THE OPTION OF THE BANK, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY

ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE BANK AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

                  Section 8.10 Waiver of Jury Trial. EACH OF THE BORROWER AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  Section 8.11 Survival of Agreement. All representations, warranties, covenants and agreement made by the Borrower herein or in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be deemed to have been relied upon by the Bank and shall survive the making of the Loans by the Bank and the execution and delivery to the Bank by the Borrower of the Note, regardless of any investigation made by or on behalf of the Bank, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid and so long as the Commitment have not been terminated; provided, however, that the obligations of the Borrower under Sections 8.2, 8.5 and 8.12 shall survive payment in full of the Obligations and the termination of the Commitment.

                  Section 8.12 Indemnification. The Borrower hereby agrees to defend, protect, indemnify and hold harmless the Bank and its Affiliates and the directors, officers, employees, attorneys and agents of the Bank and its Affiliates (each of the foregoing being an "Indemnitee" and all of the foregoing being collectively the "Indemnitees") from and against any and all claims, actions, damages, liabilities, judgments, costs and expenses (including all reasonable fees and disbursements of counsel which may be incurred in the investigation or defense of any matter) imposed upon, incurred by or asserted against any Indemnitee, whether direct, indirect or consequential and whether based on any federal, state, local or foreign laws or regulations (including securities laws, environmental laws, commercial laws and regulations), under common law or on equitable cause, or on contract or otherwise:

                           (a) by reason of, relating to or in connection with the execution, delivery, performance or enforcement of any

         Loan Document, any commitments relating thereto, or any transaction contemplated by any Loan Document; or

                           (b) by reason of, relating to or in connection with any credit extended or used under the Loan Documents or any act done or omitted by any Person, or the exercise of any rights or remedies thereunder, including the acquisition of any collateral by the Bank by way of foreclosure of the Lien thereon, deed or bill of sale in lieu of such foreclosure or otherwise;

provided, however, that the Borrower shall not be liable to any Indemnitee for any portion of such claims, damages, liabilities and expenses resulting from such Indemnitee's gross negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law.

                  This indemnification applies, without limitation, to any act, omission, event or circumstance existing or occurring on or prior to the later of the Termination Date or the date of payment in full of the Obligations, including specifically Obligations arising under clause (b) of this Section. The indemnification provisions set forth above shall be in addition to any liability the Borrower may otherwise have. Without prejudice to the survival of any other obligation of the Borrower hereunder the indemnities and obligations of the Borrower contained in this Section shall survive the payment in full of the other Obligations.

                  Section 8.13 Captions. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

                  Section 8.14 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Borrower and the Bank with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Nothing contained in this Agreement or in any other Loan Document, expressed or implied, is intended to confer upon any Persons other than the parties hereto any rights, remedies, obligations or liabilities hereunder or thereunder.

                  Section 8.15 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  Section 8.16 Borrower Acknowledgements. The Borrower hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (b) the Bank has no fiduciary relationship to the Borrower, the relationship being solely that of debtor and creditor, (c) no joint venture exists between the Borrower and the Bank, and
(d) the Bank undertakes no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the business or operations of the Borrower and the Borrower shall rely entirely upon its own judgment with respect to its business, and any review, inspection or supervision of, or information supplied to, the Borrower by the Bank is for the protection of the Bank and neither the Borrower nor any third party is entitled to rely thereon.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                            PILGRIM AMERICA GROUP, INC.


                                            By Signature Illegible
                                            Title Vice Chairman

                                            Address for Borrower:
                                            Two Renaissance Square, Ste. 1200
                                            40 North Central Avenue
                                            Phoenix, AZ  85004-4424
                                            Attention:  James R. Reis
                                            Telecopier:  (602) 661-3572

                                            FIRST BANK NATIONAL ASSOCIATION


                                            By Signature Illegible
                                            Title Vice President

                                            Address:
                                            First Bank Place - MPFP0702
                                            601 Second Avenue South
                                            Minneapolis, MN 55402-4302
                                            Attention:  Jose A. Peris
                                            Telecopier:  (612) 973-0825


            [SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]
                                      S-1